                                                                  EXHIBIT 4.4.18



                                                                  EXECUTION COPY


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                                CREDIT AGREEMENT

                           DATED AS OF APRIL 22, 1997,

                                  BY AND AMONG

                           QUORUM HEALTH GROUP, INC.,

                                  AS BORROWER,

                         THE LENDERS REFERRED TO HEREIN,

                                       AND

                  FIRST UNION NATIONAL BANK OF NORTH CAROLINA,
                                    AS AGENT



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
                                TABLE OF CONTENTS


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ARTICLE I  DEFINITIONS.............................................................................          1

         SECTION 1.1     Definitions...............................................................          1
         SECTION 1.2     General...................................................................         17
         SECTION 1.3     Other Definitions and Provisions..........................................         18

ARTICLE II  CREDIT FACILITY........................................................................         18

         SECTION 2.1     Revolving Credit and Competitive Bid Loans................................         18
         SECTION 2.2     Swingline Loans...........................................................         19
         SECTION 2.3     Procedure for Advances of Revolving Credit and
                         Swingline Loans...........................................................         20
         SECTION 2.4     Procedure for Advances of Competitive Bid Loans...........................         21
         SECTION 2.5     Repayment of Loans........................................................         23
         SECTION 2.6     Notes.....................................................................         24
         SECTION 2.7     Permanent Reduction of the Aggregate Commitment...........................         24
         SECTION 2.8     Termination and Extension of Credit Agreement.............................         25
         SECTION 2.9     Use of Proceeds...........................................................         25
         SECTION 2.10    Guaranty Agreement........................................................         26

ARTICLE III  LETTER OF CREDIT FACILITY.............................................................         26

         SECTION 3.1     L/C Commitment............................................................         26
         SECTION 3.2     Procedure for Issuance of Letters of Credit...............................         26
         SECTION 3.3     Commissions and Other Charges.............................................         27
         SECTION 3.4     L/C Participations........................................................         27
         SECTION 3.5     Reimbursement Obligation of the Borrower..................................         28
         SECTION 3.6     Obligations Absolute......................................................         28
         SECTION 3.7     Effect of Application.....................................................         29

ARTICLE IV  GENERAL LOAN PROVISIONS................................................................         29

         SECTION 4.1     Interest..................................................................         29
         SECTION 4.2     Notice and Manner of Conversion or Continuation of
                         Revolving Credit Loans....................................................         31
         SECTION 4.3     Fees......................................................................         32
         SECTION 4.4     Manner of Payment.........................................................         33
         SECTION 4.5     Crediting of Payments and Proceeds........................................         33
         SECTION 4.6     Adjustments...............................................................         33
         SECTION 4.7     Nature of Obligations of Lenders Regarding Extensions
                         of Credit; Assumption by the Agent........................................         34
         SECTION 4.8     Changed Circumstances.....................................................         34
         SECTION 4.9     Indemnity.................................................................         36
         SECTION 4.10    Capital Requirements......................................................         37
         SECTION 4.11    Taxes.....................................................................         37
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         SECTION 4.12    Replacement of Lenders....................................................         38

ARTICLE V  CLOSING; CONDITIONS OF CLOSING AND BORROWING............................................         39

         SECTION 5.1     Closing...................................................................         39
         SECTION 5.2     Conditions to Closing and Initial Extensions of Credit....................         39
         SECTION 5.3     Conditions to All Loans and Letters of Credit.............................         42

ARTICLE VI  REPRESENTATIONS AND WARRANTIES OF THE BORROWER.........................................         43

         SECTION 6.1     Representations and Warranties............................................         43
         SECTION 6.2     Survival of Representations and Warranties, Etc...........................         50

ARTICLE VII  FINANCIAL INFORMATION AND NOTICES.....................................................         51

         SECTION 7.1     Financial Statements......................................................         51
         SECTION 7.2     Notice of Litigation and Other Matters....................................         52
         SECTION 7.3     Loss of Accreditation, Etc................................................         53
         SECTION 7.4     Accuracy of Information...................................................         54

ARTICLE VIII  AFFIRMATIVE COVENANTS................................................................         54

         SECTION 8.1     Preservation of Existence and Related Matters.............................         54
         SECTION 8.2     Maintenance of Property...................................................         54
         SECTION 8.3     Insurance.................................................................         54
         SECTION 8.4     Accounting Methods and Financial Records..................................         55
         SECTION 8.5     Payment and Performance of Obligations....................................         55
         SECTION 8.6     Compliance With Laws and Approvals........................................         55
         SECTION 8.7     Environmental Laws........................................................         55
         SECTION 8.8     Compliance with ERISA.....................................................         56
         SECTION 8.9     Compliance With Agreements................................................         56
         SECTION 8.10    Visits and Inspections....................................................         56
         SECTION 8.11    Wholly-Owned Entities.....................................................         56
         SECTION 8.12    Further Assurances........................................................         56

ARTICLE IX  FINANCIAL COVENANTS....................................................................         56

         SECTION 9.1     Total Leverage Ratio......................................................         57
         SECTION 9.2     Senior Leverage Ratio.....................................................         57
         SECTION 9.3     Fixed Charge Coverage Ratio...............................................         57
         SECTION 9.4     Debt to Capital Ratio.....................................................         57
         SECTION 9.5     Consolidated Net Worth....................................................         57

ARTICLE X  NEGATIVE COVENANTS......................................................................         57

         SECTION 10.1    Limitations on Debt.......................................................         57
         SECTION 10.2    Limitations on Contingent Obligations.....................................         58
         SECTION 10.3    Limitations on Liens......................................................         58
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         SECTION 10.4    ..........................................................................         59
         SECTION 10.5    Limitations on Mergers and Liquidation....................................         62
         SECTION 10.6    ..........................................................................         62
         SECTION 10.7    Limitations on Dividends, Distributions and Changes in
                         Capital Structure.........................................................         63
         SECTION 10.8    Limitations on Exchange and Issuance of Capital Stock.....................         64
         SECTION 10.9    Transactions with Affiliates..............................................         64
         SECTION 10.10   Certain Accounting Changes................................................         64
         SECTION 10.11   Amendments; Payments and Prepayments of Subordinated Debt.................         64
         SECTION 10.12   Restrictive Agreements....................................................         64
         SECTION 10.13   Amendments and Prepayments of Other Debt..................................         64
         SECTION 10.14   Continuation of Current Business..........................................         65

ARTICLE XI  DEFAULT AND REMEDIES...................................................................         65

         SECTION 11.1    Events of Default.........................................................         65
         SECTION 11.2    Remedies..................................................................         68
         SECTION 11.3    Rights and Remedies Cumulative; Non-Waiver; etc...........................         68

ARTICLE XII  THE AGENT.............................................................................         69

         SECTION 12.1    Appointment...............................................................         69
         SECTION 12.2    Delegation of Duties......................................................         69
         SECTION 12.3    Exculpatory Provisions....................................................         69
         SECTION 12.4    Reliance by the Agent.....................................................         70
         SECTION 12.5    Notice of Default.........................................................         70
         SECTION 12.6    Non-Reliance on the Agent and Other Lenders...............................         70
         SECTION 12.7    Indemnification...........................................................         71
         SECTION 12.8    The Agent in Its Individual Capacity......................................         71
         SECTION 12.9    Resignation of the Agent; Successor Agent.................................         72

ARTICLE XIII  MISCELLANEOUS........................................................................         72

         SECTION 13.1    Notices...................................................................         72
         SECTION 13.2    Expenses; Indemnity.......................................................         74
         SECTION 13.3    Set-off...................................................................         74
         SECTION 13.4    Governing Law.............................................................         74
         SECTION 13.5    Consent to Jurisdiction...................................................         75
         SECTION 13.6    Binding Arbitration; Waiver of Jury Trial.................................         75
         SECTION 13.7    Reversal of Payments......................................................         76
         SECTION 13.8    Injunctive Relief.........................................................         76
         SECTION 13.9    Accounting Matters........................................................         76
         SECTION 13.10   Successors and Assigns; Participations....................................         77
         SECTION 13.11   Amendments, Waivers and Consents..........................................         80
         SECTION 13.12   Performance of Duties.....................................................         80
         SECTION 13.13   All Powers Coupled with Interest..........................................         80
         SECTION 13.14   Survival of Indemnities...................................................         80
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         SECTION 13.15   Titles and Captions.......................................................        80
         SECTION 13.16   Severability of Provisions................................................        80
         SECTION 13.17   Counterparts..............................................................        81
         SECTION 13.18   Term of Agreement.........................................................        81

EXHIBITS

Exhibit A-1     -     Form of Revolving Credit Note
Exhibit A-2     -     Form of Competitive Bid Note
Exhibit A-3     -     Form of Swingline Note
Exhibit B       -     Form of Notice of Borrowing
Exhibit C-1     -     Form of Competitive Bid Request
Exhibit C-2     -     Form of Competitive Bid Invitation
Exhibit C-3     -     Form of Competitive Bid
Exhibit C-4     -     Form of Competitive Bid Accept/Reject Letter
Exhibit D       -     Form of Notice of Conversion/Continuation
Exhibit E       -     Form of Compliance Certificate
Exhibit F       -     Form of Assignment and Acceptance
Exhibit G       -     Form of Notice of Account Designation
Exhibit H       -     Form of Guaranty Agreement



SCHEDULES

Schedule 1           -     Lenders and Commitments
Schedule 1.1(b)      -     Lenders' Addresses
Schedule 5.2(b)      -     Certain Guarantors
Schedule 6.1(a)      -     Jurisdictions of Organization and Qualification
Schedule 6.1(b)      -     Consolidated Entities and Capitalization
Schedule 6.1(h)      -     Environmental Reports
Schedule 6.1(i)      -     ERISA Plans
Schedule 6.1(m)      -     Labor and Collective Bargaining Agreements
Schedule 6.1(t)      -     Debt and Contingent Obligations
Schedule 6.1(u)      -     Litigation
Schedule 10.3        -     Existing Liens
Schedule 10.4        -     Existing Loans, Advances and Investments

                                CREDIT AGREEMENT


         CREDIT AGREEMENT, dated as of the 22nd day of April, 1997, by and among QUORUM HEALTH GROUP, INC., a corporation organized under the laws of Delaware (the "Borrower"), the Lenders who are or may become a party to this Agreement, and FIRST UNION NATIONAL BANK OF NORTH CAROLINA, as Agent for the Lenders.


                              STATEMENT OF PURPOSE

         The Borrower has requested, and the Lenders have agreed, to extend certain credit facilities to the Borrower on the terms and conditions of this Agreement.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, such parties hereby agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

    SECTION 1.1 Definitions. The following terms when used in this Agreement shall have the meanings assigned to them below:

         "Absolute Rate" means, as to any Competitive Bid made by a Lender pursuant to Section 2.4(b), the fixed percentage rate per annum (expressed in the form of a decimal to no more than four decimal places) specified by the Lender making such Competitive Bid.

         "Absolute Rate Loan" means any Loan bearing interest at the Absolute Rate determined in accordance with Section 2.4.

         "Acquisition Capital Expenditures" means Capital Expenditures incurred in connection with the acquisition or substantial replacement of one or more Facilities or businesses.

         "Affiliate" means, with respect to any Person, any other Person (other than a Subsidiary) which directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such first Person or any of its Subsidiaries. The term "control" means the possession, directly or indirectly, of any other power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

         "Agent" means First Union in its capacity as Agent hereunder, and any successor thereto appointed pursuant to Section 12.9.

         "Agent's Office" means the office of the Agent specified in or determined in accordance with the provisions of Section 13.1.

         "Aggregate Commitment" means the aggregate amount of the Lenders' Commitments hereunder, as such amount may be reduced or modified at any time or from time to time pursuant to the terms hereof. On the Closing Date, the Aggregate Commitment shall be Eight Hundred Fifty Million Dollars
($850,000,000).

         "Agreement" means this Credit Agreement, as amended or modified from time to time.

         "Applicable Law" means all applicable provisions of constitutions, statutes, laws, rules, treaties, regulations and orders of all Governmental Authorities and all orders and decrees of all courts and arbitrators.

         "Application" means an application, in the form specified by the Issuing Lender from time to time, requesting the Issuing Lender to issue a Letter of Credit.

         "Assignment and Acceptance" shall have the meaning assigned thereto in
Section 13.10.

         "Base Rate" means, at any time, the higher of (a) the Prime Rate or (b) the Federal Funds Rate plus 1/2 of 1%; each change in the Base Rate shall take effect simultaneously with the corresponding change or changes in the Prime Rate or the Federal Funds Rate.

         "Base Rate Loan" means any Revolving Credit Loan bearing interest at a rate based upon the Base Rate.

         "Borrower" means Quorum Health Group, Inc. in its capacity as borrower hereunder.

         "Business Day" means (a) for all purposes other than as set forth in clause (b) below, any day other than a Saturday, Sunday or legal holiday on which banks in Charlotte, North Carolina and New York, New York, are open for the conduct of their commercial banking business, and (b) with respect to all notices and determinations in connection with, and payments of principal and interest on, any LIBOR Loan or LIBOR Competitive Loan, any day that is a Business Day described in clause (a) and that is also a day for trading by and between banks in Dollar deposits in the London interbank market.



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         "Capital Expenditure" means any cost by the Borrower or any of the
Consolidated Entities for the purpose of acquiring or constructing any real property, plant and equipment or other fixed assets, or acquiring any existing business or part thereof, including any such cost incurred under a title retention agreement or capital lease, and any such cost incurred for goodwill of a business or for any noncompetition covenant or under any earn-out or other deferred payment arrangement in connection with the acquisition of a business, and any other expenditure or liability (excluding capitalized loan costs or other amortized acquisition costs, to the extent properly so classified in accordance with GAAP) that is properly charged to a capital account or otherwise capitalized on the Borrower's consolidated balance sheet in accordance with GAAP.

         "Capital Lease" means, with respect to the Borrower and the Consolidated Entities, any lease of any property that should, in accordance with GAAP, be classified and accounted for as a capital lease on a Consolidated balance sheet of the Borrower and the Consolidated Entities.

         "Carolinas Hospital System Facility" means the medical surgical acute care hospital facility and related facilities being constructed to replace a portion of the existing physical plant of Carolinas Hospital System.

         "Change in Control" shall have the meaning assigned thereto in Section 11.1(g).

         "Closing Date" means the date of this Agreement or such later Business Day upon which each condition described in Article V shall be satisfied or waived in all respects in a manner acceptable to the Agent, in its sole discretion.

         "Code" means the Internal Revenue Code of 1986, and the rules and regulations thereunder, each as amended or supplemented from time to time.

         "Commitment" means, as to any Lender, the obligation of such Lender to make Loans to and issue or participate in Letters of Credit issued for the account of the Borrower hereunder in an aggregate principal or face amount at any time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule 1 hereto, as the same may be reduced or modified at any time or from time to time pursuant to the terms hereof.

         "Commitment Percentage" means, as to any Lender at any time, the ratio of (a) the amount of the Commitment of such Lender to (b) the Aggregate Commitment of all of the Lenders.



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
         "Committed Extensions of Credit" means, as to any Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Credit Loans made by such Lender then outstanding and (b) such Lender's Commitment Percentage of the L/C Obligations then outstanding.

         "Competitive Bid" means an offer by a Lender to make a Competitive Bid Loan pursuant to Section 2.4.

         "Competitive Bid Accept/Reject Letter" means the acceptance or rejection by the Borrower of Competitive Bids pursuant to Section 2.4.

         "Competitive Bid Invitation" means the notice of a Competitive Bid Request provided by the Agent to the Lenders pursuant to Section 2.4 (b).

         "Competitive Bid Loan" means a Loan from a Lender to the Borrower pursuant to the bidding procedure described in Section 2.4. Each Competitive Bid Loan shall be a LIBOR Competitive Loan or an Absolute Rate Loan.

         "Competitive Bid Notes" means the separate Competitive Bid Notes made by the Borrower payable to the order of each of the Lenders, substantially in the form of Exhibit A-2 hereto evidencing the Competitive Bid Loans, and any amendments and supplements thereto, any substitutes therefor, and any replacements, restatements, renewals or extension thereof, in whole or in part.

         "Competitive Bid Rate" means, as to any Competitive Bid made by a Lender pursuant to Section 2.4, (a) in the case of a LIBOR Competitive Loan, the LIBOR Rate adjusted by the Competitive Margin, and (b) in the case of an Absolute Rate Loan, the fixed rate of interest offered by the Lender making such Competitive Bid.

         "Competitive Bid Request" shall have the meaning assigned thereto in
Section 2.4.

         "Competitive Margin" means, as to any LIBOR Competitive Loan, the margin (expressed as a percentage rate per annum in the form of a decimal to no more than 4 decimal places) to be added to or subtracted from the LIBOR Rate in order to determine the interest rate applicable to such Loan, as specified in the Competitive Bid relating to such Loan.

         "Consolidated" means, when used with reference to financial statements or financial statement items of the Borrower and the Consolidated Entities, such statements or items on a consolidated basis in accordance with applicable principles of consolidation under GAAP.

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         "Consolidated Entity" means any Person the financial statements of which are appropriately consolidated with the Borrower's financial statements under GAAP.

         "Consolidated Net Income" means, for any period, the net income (or deficit) (exclusive of non-cash losses, non-cash interest accruing under the Shareholder Securities, costs associated with early extinguishment of Debt, non-cash adjustments under FAS 121, the effect of any gain resulting from any asset sale, or, to the extent not resulting from an asset sale, any unusual, extraordinary or other non-recurring gain) of the Borrower and its Consolidated Entities, determined on a consolidated basis in accordance with GAAP.

         "Consolidated Net Worth" means, as of any date, the sum of (a) the total shareholder's equity (including capital stock, additional paid-in capital and retained earnings after deducting treasury stock) and (b) the Shareholder Securities, in each case in the amount which would appear on a Consolidated balance sheet of the Borrower and the Consolidated Entities prepared as of such date in accordance with GAAP.

         "Contingent Obligation" means, with respect to the Borrower and its Consolidated Entities, without duplication, any obligation, contingent or otherwise, of any such Person pursuant to which such Person has directly or indirectly guaranteed any Debt or other monetary obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of any such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement condition or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, that the term Contingent Obligation shall not include the following items, to the extent that such items are not required to be included as Debt on the balance sheet of such Person prepared in accordance with GAAP:

                  (i) endorsements for collection or deposit in the ordinary course of business,

                  (ii) guaranty obligations or direct obligations relating to indemnities or covenants arising out of the purchase or sale of Facilities or any assets substantially related to or supportive of a Facility,

                  (iii) physician guaranties and similar arrangements with physicians entered into in the ordinary course of business,

                  (iv) obligations by guaranty or otherwise related to master lease agreements (or similar arrangements having like effect) of medical office buildings or like properties which are utilized by or which directly support a Facility so long as such arrangements relate reasonably to the expected utilization of such medical office building in support of the Facilities, and

                  (v) obligations arising under Letters of Credit.

         "Controlled Company" means a limited liability company in which the Borrower or a Consolidated Entity owns at least fifty-one percent (51%) of the membership interest, controls the right to manage such limited liability company and to make distributions and is entitled to receive distributions of cash in an amount proportionate with its equity interest in such company, other than any preferred cash distribution arrangement approved by the Required Lenders in writing.

         "Controlled Partnership" means a general partnership of which the Borrower or a Consolidated Entity is a general partner, or a limited partnership whose sole general partner or sole general partners are the Borrower or a Consolidated Entity and with respect to which partnership (whether general or limited) the Borrower or a Consolidated Entity is entitled to receive any distributions of cash made to the partners thereof in an amount proportionate with its equity interest in such partnership, other than any preferred cash distribution arrangement approved by the Required Lenders in writing.

         "Credit Facility" means the collective reference to the credit facility established pursuant to Article II and the L/C Facility.

         "Debt" means, with respect to the Borrower and the Consolidated Entities at any date and without duplication, the sum of the following calculated in accordance with GAAP:

                  (a) all indebtedness for money borrowed, including current maturities of all long-term debt,

                  (b) all obligations to pay the deferred purchase price of property or services of any such Person (other than trade payables, deferred employee compensation and like accrued liabilities arising in the ordinary course of business),

                  (c) all obligations of any such Person as lessee under Capital Leases,

                  (d) Contingent Obligations of any such Person,

                  (e) any obligations arising from any agreement for the sale of accounts receivable or interests therein, to the extent permitted hereunder, and

                  (f) all obligations, contingent or otherwise, of any such Person relative to the face amount of letters of credit, whether or not drawn, including without limitation any Reimbursement Obligation, and banker's acceptances issued for the account of any such Person;

provided that the term "Debt" shall not include (x) any obligations arising under any Hedging Agreement so long as such obligations are not in default or
(y) the Shareholder Securities.

         "Default" means any of the events specified in Section 11.1 which with the passage of time, the giving of notice or any other condition, would constitute an Event of Default.

         "Dollars" or "$" means, unless otherwise qualified, dollars in lawful currency of the United States.

         "EBITDA" means, for any period, the Consolidated Net Income of the Borrower and its Consolidated Entities for such period, plus the sum of the following to the extent deducted in the determination of Consolidated Net
Income: (i) Interest Expense, (ii) income and franchise taxes, and (iii) amortization, depreciation and other non-cash charges (including amortization of goodwill, and other intangible assets). For purposes of calculating EBITDA:

                  (a) Pro forma effect will be given for acquisitions by the Borrower. Historical cash flows for acquired businesses or Facilities will be included in the Borrower's historical cash flows, subject to receipt by the Agent and the Lenders, with respect to any acquisition in which the aggregate consideration (including cash payments, deferred purchase price, earn-outs and assumed debt) exceeds $50,000,000, of (i) financial information audited (as of a date not more than 15 months prior to the receipt by the Lenders) by certified public accountants acceptable to the Required Lenders and accompanied by an opinion of such accountants acceptable to the Required Lenders, unless the Required Lenders approve unaudited financial information; and (ii) any available unaudited financial information for the quarterly fiscal periods ended since the date of the most recent audited statements.

                  (b) In addition, for purposes of such calculation, the Borrower may elect to make pro forma income statement adjustments at the time of the effective date of such acquisition as follows, subject to the receipt and approval of any financial information, required to be delivered pursuant to subsection (a), above:

                           (i) With the prior written approval of the Agent,
                  adjustments to reflect the elimination of that portion of salary and employee benefit expenses, duplicative administrative expenses and other objectively-determined, non-recurring expenses that as a consequence of such acquisition will no longer be incurred by the Person so acquired on an on-going basis following the acquisition; and

                           (ii) With the prior written approval of the Required
                  Lenders, adjustments to reflect any other savings and expenses which will be realized by such Person so acquired as a consequence of such acquisition;

         provided, however, that any such adjustment shall be reduced to zero on a straight line basis over the period of the four fiscal quarters immediately following the closing of the related acquisition.

                  (c) Retroactive effect will be given for dispositions of businesses or Facilities by the Borrower by excluding all historical earnings before interest, taxes, depreciation and amortization attributable to businesses or Facilities that are disposed of in determining EBITDA at any time after the date of disposition.

                  (d) In computing (i) historical cash flows for acquired businesses or Facilities to be included in the Borrower's historical cash flows and (ii) cash flows for businesses or Facilities that are disposed of to be excluded under clause (b) of this definition, such cash flows to be included or excluded, as the case may be, shall be equal to the cash flows for the immediately preceding period of twelve months; provided, however, that if the information required to determine cash flows as set out above is not readily available, the cash flows to be included or excluded, as the case may be, shall be the average of the cash flows for the immediately preceding two (2) fiscal years.

         "Eligible Assignee" means, with respect to any assignment of the rights, interest and obligations of a Lender hereunder, a Person that at the time of such assignment is (a) a commercial bank organized under the laws of the United States or any state thereof, having combined capital and surplus in excess of $500,000,000, (b) a finance company, insurance company or other financial institution which in the ordinary course of business extends credit of the type extended hereunder and that has total assets in excess of $1,000,000,000, (c) already a Lender hereunder (whether as an original party to this Agreement or as the assignee of another Lender), (d) the successor (whether by transfer of assets, merger or otherwise) to all or substantially all of the commercial lending business of the assigning Lender, or (e) any other

Person that has been approved in writing as an Eligible Assignee by the Agent.

         "Employee Benefit Plan" means any employee benefit plan within the meaning of Section 3(3) of ERISA which (a) is maintained for employees of the Borrower or any ERISA Affiliate or (b) has at any time within the preceding six years been maintained for the employees of the Borrower or any current or former ERISA Affiliate.

         "Environmental Laws" means any and all federal, state and local laws, statutes, ordinances, rules, regulations, permits, licenses, approvals, interpretations and orders of courts or Governmental Authorities, relating to the protection of human health or the environment, including, but not limited to, requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of Hazardous Materials.

         "ERISA" means the Employee Retirement Income Security Act of 1974, and the rules and regulations thereunder, each as amended or modified from time to time.

         "ERISA Affiliate" means any Person who together with the Borrower is treated as a single employer within the meaning of Section 414(b), (c), (m) or
(o) of the Code or Section 4001(b) of ERISA.

         "Eurodollar Reserve Percentage" means, for any day, the percentage (expressed as a decimal and rounded upwards, if necessary, to the next higher 1/100th of 1%) which is in effect for such day as prescribed by the Federal Reserve Board (or any successor) for determining the maximum reserve requirement (including without limitation any basic, supplemental or emergency reserves) in respect of Eurocurrency liabilities or any similar category of liabilities for a member bank of the Federal Reserve System in New York City.

         "Event of Default" means any of the events specified in Section 11.1, provided that any requirement for passage of time, giving of notice, or any other condition, has been satisfied.

         "Extensions of Credit" means, as to any Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Loans made by such Lender then outstanding and (b) such Lender's Commitment Percentage of the L/C Obligations then outstanding.

         "Facility" means an acute care hospital, skilled nursing facility, medical office building, primary care center, diagnostic center or other health care-related facility, with all buildings and improvements associated therewith, that is owned or leased, in whole or in part, by the Borrower or any Consolidated Entity.

         "Facility Fee Rate" shall have the meaning assigned thereto in Section 4.3(a).

         "FDIC" means the Federal Deposit Insurance Corporation, or any successor thereto.

         "Federal Funds Rate" means, the rate per annum (rounded upwards, if necessary, to the next higher 1/100th of 1%) representing the daily effective federal funds rate as quoted by the Agent and confirmed in Federal Reserve Board Statistical Release H.15 (519) or any successor or substitute publication selected by the Agent. If, for any reason, such rate is not available, then "Federal Funds Rate" shall mean a daily rate which is determined, in the opinion of the Agent, to be the rate at which federal funds are being offered for sale in the national federal funds market at 9:00 a.m. (Charlotte time). Rates for weekends or holidays shall be the same as the rate for the most immediate preceding Business Day.

         "First Union" means First Union National Bank of North Carolina, a national banking association, and its successors.

         "Fiscal Year" means the fiscal year of the Borrower and its Consolidated Entities ending on June 30.

         "GAAP" means generally accepted accounting principles, as recognized by the American Institute of Certified Public Accountants and the Financial Accounting Standards Board, consistently applied and maintained on a consistent basis for the Borrower and the Consolidated Entities throughout the period indicated and consistent with the prior financial practice of the Borrower and the Consolidated Entities.

         "Governmental Approvals" means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.

         "Governmental Authority" means any nation, province, state or political subdivision thereof, and any government or any Person exercising executive, legislative, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

         "Guarantor" means each Wholly-Owned Entity party to the Guaranty Agreement.

         "Guaranty Agreement" means the collective reference to the Guaranty Agreement dated as of the Closing Date executed by the Guarantors party thereto in favor of the Agent for the ratable benefit of the Agent and the Lenders substantially in the form of Exhibit H hereto, and each supplement to the Guaranty Agreement delivered after the Closing Date pursuant to Section 8.11, as each such Guaranty Agreement may be amended or supplemented.

         "Hazardous Materials" means any substances or materials (a) which are or become defined as hazardous wastes, hazardous substances, pollutants, contaminants, chemical substances or mixtures or toxic substances under any Environmental Law, (b) which are toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise harmful to human health or the environment and are or become regulated by any Governmental Authority, (c) the presence of which require investigation or remediation under any Environmental Law or common law, (d) the discharge or emission or release of which requires a permit or license under any Environmental Law or other Governmental Approval, (e) which are deemed to constitute a nuisance, a trespass or pose a health or safety hazard to persons or neighboring properties, (f) which are materials consisting of underground or aboveground storage tanks, whether empty, filled or partially filled with any substance, or (g) which contain, without limitation, asbestos, polychlorinated biphenyls, urea formaldehyde foam insulation, petroleum hydrocarbons, petroleum derived substances or waste, crude oil, nuclear fuel, natural gas or synthetic gas.

         "Hedging Agreement" means any agreement with respect to an interest rate swap, collar, cap, floor or a forward rate agreement or other agreement regarding the hedging of interest rate risk exposure executed in connection with hedging the interest rate exposure of the Borrower and any confirming letter executed pursuant to such hedging agreement, all as amended, restated or otherwise modified.

         "Interest Expense" means, for any period, the interest expense (including, without limitation, interest expense attributable to Capital Leases and without duplication all net obligations or benefits pursuant to any Hedging Agreement) (but excluding all non-cash interest under the Shareholder Securities) of the Borrower or any Consolidated Entity, for such period on a Consolidated basis in accordance with GAAP.

         "Interest Period" shall have the meaning assigned thereto in Section 4.1(b).

         "Investment" means, with respect to any Person (a) any loan, advance or extension of credit to any other Person, (b) the ownership of any shares of stock, Partnership Interests, Other Equity Interests, obligations or other securities of any other Person or (c) any joint venture or partnership with, or any capital contribution to, or other investment in, any other Person; and any of the foregoing shall be considered an Investment, whether acquired by purchase, exchange, issuance of stock or other securities, merger, reorganization or any other method.

         "Issuing Lender" means First Union, in its capacity as issuer of any Letter of Credit, or any successor thereto.

         "Issuing Lender's Office" means the office of the Issuing Lender specified in or determined in accordance with the provisions of Section 13.1(d).

         "Joint Venture" means any Consolidated Entity (a) that is not wholly-owned, directly or indirectly, by the Borrower and (b) that is formed to provide healthcare related services or to own, operate, lease or manage a Facility.

         "L/C Commitment" means One Hundred Million Dollars ($100,000,000).

         "L/C Facility" means the letter of credit facility established pursuant to Article III hereof.

         "L/C Obligations" means at any time, an amount equal to the sum of (a) the aggregate undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit which have not then been reimbursed pursuant to Section 3.5.

         "L/C Participants" means the collective reference to all the Lenders other than the Issuing Lender.

         "Lender" means each Person executing this Agreement as a Lender set forth on the signature pages hereto and each Person that hereafter becomes a party to this Agreement as a Lender pursuant to Section 13.10.

         "Lending Office" means, with respect to any Lender, the office of such Lender maintaining such Lender's Commitment Percentage of the Loans.

         "Letters of Credit" shall have the meaning assigned thereto in Section 3.1.

         "LIBOR" means the rate for deposits in Dollars for a period equal to the Interest Period selected which appears on the Telerate Page 3750 at approximately 11:00 a.m. London time, two (2) Business Days prior to the commencement of the applicable Interest Period. If, for any reason, such rate is not available, then "LIBOR" shall mean the rate per annum at which, as determined by the Agent, Dollars in the amount of $5,000,000 are being offered to leading banks at approximately 11:00 a.m. London time, two (2) Business Days prior to the commencement of the applicable Interest Period for settlement in immediately available funds by leading banks in the London interbank market for a period equal to the Interest Period selected.

         "LIBOR Competitive Loan" means any Competitive Bid Loan denominated in Dollars and bearing interest at a rate determined by reference to the LIBOR Rate in accordance with the provisions of Article II.

         "LIBOR Loan" means any Revolving Credit Loan bearing interest at a rate based upon the LIBOR Rate.

         "LIBOR Margin" means the margin (expressed as a percentage) to be used in determining the LIBOR Rate and shall, from the Closing Date until the receipt of the initial Margin Certificate, be 0.425% and for each fiscal quarter ending after the Closing Date shall be determined by reference to the Total Leverage Ratio set forth in the most recently delivered Margin Certificate as follows:

         Total Leverage Ratio                           LIBOR Margin (%)
         --------------------                           ----------------
         Less than 1.5 to 1.0                                     0.2500

         Equal to or greater than 1.5 to 1.0 but
         0.3125
         less than 2.0 to 1.0

         Equal to or greater than 2.0 to 1.0 but
         0.4250
         less than 2.5 to 1.0

         Equal to or greater than 2.5 to 1.0 but
         0.5000
         less than 3.0 to 1.0

         Equal to or greater than 3.0 to 1.0
         0.7500


         "LIBOR Rate" means a rate per annum (rounded upwards, if necessary, to the next higher 1/100th of 1%) determined by the Agent pursuant to the following formula:

         LIBOR Rate =                LIBOR
                        ----------------------------------
                        1.00-Eurodollar Reserve Percentage

         "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease or other title retention agreement relating to such asset.

         "Line of Business" shall have the meaning assigned thereto in Section 10.14.

         "Loan" means any Revolving Credit Loan, Competitive Bid Loan or Swingline Loan made to the Borrower hereunder and all such Loans collectively as the context requires.

         "Loan Documents" means, collectively, this Agreement, the Notes, the Guaranty, any Hedging Agreement executed by any Lender, the Applications and each other document, instrument and agreement executed and delivered in connection with this Agreement or otherwise referred to herein or contemplated hereby, all as may be amended, restated or otherwise modified.

         "Maintenance Capital Expenditures" means Capital Expenditures other than (a) Capital Expenditures relating to the construction of the Carolinas Hospital System Facility; provided that all Capital Expenditures relating to such construction in excess of $82,400,000 shall be included in the determination of Maintenance Capital Expenditures, and (b) Acquisition Capital Expenditures.

         "Margin Certificate" shall have the meaning assigned thereto in Section 7.1(c).

         "Material Adverse Effect" means a material adverse effect on the properties, business, prospects, operations or condition (financial or otherwise) of the Borrower or any Consolidated Entity taken as a whole or on the ability of the Borrower and its Consolidated Entities to perform its obligations under the Loan Documents in each case to which it is a party.

         "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate is making, or is accruing an obligation to make, contributions within the preceding six years.

         "Net Income Available for Debt Service" means, for any period, the sum of (i) EBITDA for such period minus (ii) the aggregate amount of all Maintenance Capital Expenditures of the Borrower and its Consolidated Entities for such period plus (iii) Operating Lease Payments for such period plus (iv) minority interests.

         "1995 Indenture" means the Indenture dated as of November 1, 1995 between the Borrower and United States Trust Company of New York, as trustee, pursuant to which the 1995 Senior Subordinated Notes were issued.

         "1995 Senior Subordinated Notes" means the $150,000,000 8-3/4% Senior Subordinated Notes due November 1, 2005 issued by the Borrower under the 1995 Indenture.

         "1992 Indenture" means the Indenture dated as of December 15, 1992, between the Borrower and United States Trust Company of New York, as trustee, pursuant to which the Senior Subordinated Notes were issued.

         "1992 Senior Subordinated Notes" means the $100,000,000 11-7/8% Senior Subordinated Notes due December 15, 2002, issued by the Borrower under the 1992 Indenture.

         "Notes" means the separate Revolving Credit Notes, Competitive Bid Notes or the Swingline Note, or any combination thereof, and "Note" means any of such Notes.

         "Notice of Account Designation" shall have the meaning assigned thereto in Section 5.2(e)(i).

         "Notice of Borrowing" shall have the meaning assigned thereto in
Section 2.3(a).

         "Notice of Conversion/Continuation" shall have the meaning assigned thereto in Section 4.2.

         "Obligations" means, in each case, whether now in existence or hereafter arising: (a) the principal of and interest on (including interest accruing after the filing of any bankruptcy or similar petition) the Loans, (b) the L/C Obligations, (c) all payment and other obligations owing by the Borrower to any Lender or an Affiliate of a Lender or the Agent under any Hedging Agreement to which a Lender or an Affiliate of a Lender is a party and (d) all other fees and commissions (including attorney's fees), charges, indebtedness, loans, liabilities, financial accommodations, obligations, covenants and duties owing by the Borrower to the Lenders or the Agent, of every kind, nature and description, direct or indirect, absolute or contingent, due or to become due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any note, and whether or not for the payment of money under or in respect of this Agreement, any Note, any Letter of Credit or any of the other Loan Documents.

         "Officer's Compliance Certificate" shall have the meaning assigned thereto in Section 7.1(d).

         "Operating Lease Payments" means all expenses under any lease or rental agreement (other than obligations under Capital Leases) during the period in question.

         "Other Equity Interests" means all membership interests in any Person that is a limited liability company, and all equity and other similar interests in any other Person that is not a corporation, a partnership or a limited liability company.

         "Other Taxes" shall have the meaning assigned thereto in Section
4.11(b).

         "Partnership Interests" means all partner interests, and rights to distributions payable with respect to such interests, in any partnership.

         "PBGC" means the Pension Benefit Guaranty Corporation or any successor agency.

         "Pension Plan" means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to the provisions of Title IV of ERISA or
Section 412 of the Code and which (a) is maintained for employees of the Borrower or any ERISA Affiliates or (b) has at any time within the preceding six years been maintained for the employees of the Borrower or any of their current or former ERISA Affiliates.

         "Permitted Investments" means:

         (1) direct obligations of, or obligations the payment of which is guaranteed by, the United States of America or an interest in any trust or fund that invests solely in such obligations or repurchase agreements, properly secured, with respect to such obligations;

         (2) direct obligations of agencies or instrumentalities of the United States of America having a rating of A or higher by Standard & Poor's Ratings Services or A2 or higher by Moody's Investors Service, Inc.;

         (3) certificates of deposit issued by, or other interest-bearing deposits with, a bank having its principal place of business in the United States of America and having equity capital of not less than $250,000,000;

         (4) certificates of deposit issued by, or other interest-bearing deposits with, any other bank organized under the laws of the United States of America or any state thereof, provided that such deposit is either (i) insured by the Federal Deposit Insurance Corporation or (ii) properly secured by such bank by pledging direct obligations of the United States of America having a market value not less than the face amount of such, deposit;

         (5) prime commercial paper maturing within 270 days of the acquisition thereof and, at the time of acquisition, having a rating of

A-1 or higher by Standard & Poor's Ratings Services, or P-1 or higher by Moody's Investors Service, Inc.;

         (6) eligible banker's acceptances, repurchase agreements and tax-exempt municipal bonds having a maturity of less than one year and in each case having a rating, or being the full recourse obligation of a person whose senior debt has a rating, of A or higher by Standard & Poor's Ratings Services or A2 or higher by Moody's Investors Service, Inc.; and

         (7) other Investments made with the express prior written approval of the Required Lenders.

         "Person" means an individual, corporation, partnership, limited liability company, association, trust, business trust, joint venture, joint stock company, pool, syndicate, sole proprietorship, unincorporated organization, Governmental Authority or any other form of entity or group thereof.

         "Prime Rate" means, at any time, the rate of interest per annum publicly announced from time to time by First Union as its prime rate. Each change in the Prime Rate shall be effective as of the opening of business on the day such change in the Prime Rate occurs. The parties hereto acknowledge that the rate announced publicly by First Union as its Prime Rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks.

         "Register" shall have the meaning assigned thereto in Section 13.10(d).

         "Reimbursement Obligation" means the obligation of the Borrower to reimburse the Issuing Lender pursuant to Section 3.5 for amounts drawn under Letters of Credit.

         "Required Lenders" means, at any date, any combination of holders of at least fifty-one percent (51%) of the aggregate unpaid principal amount of the Revolving Credit Notes, or if no amounts are outstanding under the Revolving Credit Notes, any combination of Lenders whose Commitment Percentages aggregate at least fifty-one percent (51%).

         "Revolving Credit Loans" means the revolving credit loans made by the Lenders to the Borrower pursuant to Section 2.1(a).

         "Revolving Credit Note" means the separate Revolving Credit Notes made by the Borrower payable to the order of each Lender, substantially in the form of Exhibit A-1 hereto, evidencing the Revolving Credit Loans, and any amendments and supplements thereto, any substitutes therefor, and any replacements, restatements, renewals or extension thereof, in whole or in part.

         "Senior Debt" means all Debt that is not Subordinated Debt.

         "Shareholder Securities" means debt securities issued by the Borrower and distributed to holders of the Borrower's common stock; provided that such debt securities:

                  (a) are made expressly subordinate to all other indebtedness of the Borrower;

                  (b) provide for the payment of principal thereof and interest thereon solely in additional debt securities, which comply with this definition, or in stock of the Borrower until a date no earlier than the day following the Termination Date; and

                  (c) do not contain terms and conditions more restrictive on the Borrower than those set forth in this Agreement.

         "Solvent" means, as to the Borrower and the Consolidated Entities on a particular date, that any such Person (a) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage and is able to pay its debts as they mature, (b) owns property having a value, both at fair valuation and at present fair saleable value, greater than the amount required to pay its probable liabilities (including contingencies), and (c) does not believe that it will incur debts or liabilities beyond its ability to pay such debts or liabilities as they mature.

         "Subordinated Debt" means the collective reference to Debt on Schedule 6.1(t) hereof designated as Subordinated Debt (including, without limitation, the 1992 Senior Subordinated Notes and the 1995 Senior Subordinated Notes) and any other Debt of the Borrower or any Subsidiary subordinated in right and time of payment to the Obligations on terms satisfactory to the Required Lenders and approved in writing by the Agent.

         "Subsidiary" means, as to any Person, any corporation, partnership or joint venture, whether now existing or hereafter organized or acquired: (a) in the case of a corporation, of which at least a majority of the outstanding shares of stock having by the terms thereof ordinary voting power to elect a majority of the board of directors of such corporation (other than stock having such voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person and/or one or more of its Subsidiaries or (b) in the case of a partnership or joint venture, in which such Person or a Subsidiary of such Person is a general partner or joint venturer.

         "Swingline Commitment" means Twenty Million Dollars ($20,000,000).

         "Swingline Lender" means First Union in its capacity as swingline lender hereunder.

         "Swingline Loan" means the swingline loans made by the Swingline Lender to the Borrower pursuant to Section 2.2.

         "Swingline Note" means the Swingline Note made by the Borrower payable to the order of the Swingline Lender, substantially in the form of Exhibit A-3 hereto, evidencing the Swingline Facility, and any amendments and supplements thereto, any substitutes therefor, and any replacements, restatements, renewals or extension thereof, in whole or in part.

         "Swingline Rate" means, for any day, a rate per annum equal to the Base Rate minus 0.50%.

         "Swingline Termination Date" means the earlier to occur of (a) the resignation of First Union as Agent in accordance with Section 12.9 and (b) the Termination Date.

         "Taxes" shall have the meaning assigned thereto in Section 4.11(a).

         "Termination Date" means the earliest of the dates referred to in
Section 2.8.

         "Termination Event" means: (a) a "Reportable Event" described in
Section 4043 of ERISA, or (b) the withdrawal of the Borrower or any ERISA Affiliate from a Pension Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, or (c) the termination of a Pension Plan, the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination under Section 4041 of ERISA, or (d) the institution of proceedings to terminate, or the appointment of a trustee with respect to, any Pension Plan by the PBGC, or (e) any other event or condition which would constitute grounds under Section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan, or (f) the partial or complete withdrawal of the Borrower or any ERISA Affiliate from a Multiemployer Plan, or (g) the imposition of a Lien pursuant to
Section 412 of the Code or Section 302 of ERISA, or (h) any event or condition which results in the reorganization or insolvency of a Multiemployer Plan under Sections 4241 or 4245 of ERISA, or (i) any event or condition which results in the termination of a Multiemployer Plan under Section 4041A of ERISA or the institution by PBGC of proceedings to terminate a Multiemployer Plan under
Section 4042 of ERISA.

         "Total Capitalization" means, as of any date of determination, without duplication, the sum of Total Debt plus Consolidated Net Worth.

         "Total Consolidated Assets" means, as of any date of determination, the assets of the Borrower and the Consolidated Entities, determined on a consolidated basis in accordance with GAAP.

         "Total Debt" means, as of any date of determination, the aggregate amount of Debt of the Borrower and the Consolidated Entities determined on a Consolidated basis.

         "Total Leverage Ratio" shall have the meaning assigned thereto in
Section 9.1.

         "UCC" means the Uniform Commercial Code as in effect in the State of North Carolina.

         "Uniform Customs" the Uniform Customs and Practice for Documentary Credits (1994 Revision), International Chamber of Commerce Publication No. 500.

         "United States" means the United States of America.

         "Wholly-Owned Entity" means a Person all of the shares of capital stock or other ownership interests of which are owned by the Borrower and/or one or more of its Wholly-Owned Entities.

         SECTION 1.2 General. Unless otherwise specified, a reference in this Agreement to a particular section, subsection, Schedule or Exhibit is a reference to that section, subsection, Schedule or Exhibit of this Agreement. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter. Any reference herein to "Charlotte time" shall refer to the applicable time of day in Charlotte, North Carolina.

         SECTION 1.3 Other Definitions and Provisions.

         (a) Use of Capitalized Terms. Unless otherwise defined therein, all capitalized terms defined in this Agreement shall have the defined meanings when used in this Agreement, the Notes and the other Loan Documents or any certificate, report or other document made or delivered pursuant to this Agreement.

         (b) Miscellaneous. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

                                   ARTICLE II

                                 CREDIT FACILITY

         SECTION 2.1 Revolving Credit and Competitive Bid Loans.

         (a) Revolving Credit Loans. Subject to the terms and conditions of this Agreement, each Lender severally agrees to make Revolving Credit Loans to the Borrower from time to time from the Closing Date to but not including the Termination Date as requested by the Borrower in accordance with the terms of
Section 2.3; provided, that (i) the aggregate principal amount of all outstanding Revolving Credit Loans (after giving effect to any amount requested) shall not exceed the Aggregate Commitment less the sum of the aggregate principal amount of all outstanding Competitive Bid Loans and Swingline Loans (excluding Swingline Loans simultaneously being repaid with the proceeds of such Revolving Credit Loans) and the L/C Obligations and (ii) the principal amount of outstanding Committed Extensions of Credit from any Lender to the Borrower shall not at any time exceed such Lender's Commitment. Each Revolving Credit Loan by a Lender shall be in a principal amount equal to such Lender's Commitment Percentage of the aggregate principal amount of Revolving Credit Loans requested on such occasion. Subject to the terms and conditions hereof, the Borrower may borrow, repay and reborrow Revolving Credit Loans hereunder until the Termination Date.

         (b) Competitive Bid Loans. Subject to the terms and conditions of this Agreement, the Borrower may, prior to the Termination Date and pursuant to the procedures set forth in Section 2.4, request the Lenders to make offers to make Competitive Bid Loans; provided, that the aggregate principal amount of all outstanding Competitive Bid Loans (after giving effect to any amount requested) shall not exceed the lesser of (i) $225,000,000 or (ii) the Aggregate Commitment less the sum of the aggregate principal amount of all outstanding Loans and the L/C Obligations. The Lenders may, but shall have no obligation to, make such offers and the Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in Section 2.4. Each Lender acknowledges that the aggregate principal amount of all such outstanding Competitive Bid Loans made by such Lender, when taken together with the aggregate principal amount of all outstanding Revolving Credit Loans (and as to the Swingline Lender, Swingline Loans) made by such Lender and such Lender's Commitment Percentage of the L/C Obligations, may exceed such Lender's Commitment.

         SECTION 2.2 Swingline Loans.

         (a) Availability. Subject to the terms and conditions of this Agreement, the Swingline Lender agrees to make Swingline Loans to the Borrower from time to time from the Closing Date to but not including the Swingline Termination Date; provided, that the aggregate principal amount of all outstanding Swingline Loans (after giving effect to any amount requested), shall not exceed the lesser of (i) the Aggregate Commitment less the sum of the aggregate principal amount of all outstanding Revolving Credit Loans (excluding any Revolving Credit Loans, the proceeds of which will be used to repay Swingline Loans), Competitive Bid Loans and the L/C Obligations and (ii) the Swingline Commitment. Each Lender acknowledges that the aggregate principal amount of all outstanding Swingline Loans made by the Swingline Lender, when taken together with the aggregate principal of all outstanding Revolving Credit Loans and the Competitive Bid Loans made by such Lender and such Lender's Commitment Percentage of the L/C Obligations, may exceed such Lender's Commitment.

         (b) Refunding.

                  (i) Swingline Loans shall be reimbursed fully by the Lenders on demand by the Swingline Lender. Such reimbursements shall be made by the Lenders in accordance with their respective Commitment Percentages and shall thereafter be reflected as Revolving Credit Loans of the Lenders on the books and records of the Agent. Each Lender shall fund its respective Commitment Percentage of Revolving Credit Loans as required to repay Swingline Loans outstanding to the Swingline Lender upon demand by the Swingline Lender but in no event later than 3:00 p.m. (Charlotte time) on the date such demand is made if made on or before 1:00 p.m. (Charlotte time) on such date and no later than 12:00 noon (Charlotte time) on the next succeeding Business Day if demand therefor is made after 1:00 p.m. (Charlotte time).

                  (ii) The Borrower shall pay to the Swingline Lender on demand the amount of such Swingline Loans to the extent amounts received from the Lenders are not sufficient to repay in full the outstanding Swingline Loans requested or required to be refunded. In addition, the Borrower hereby authorizes the Agent to charge any account maintained by it with the Swingline Lender (up to the amount available therein) in order to immediately pay the Swingline Lender the amount of such Swingline Loans to the extent amounts received from the Lenders are not sufficient to repay in full the outstanding Swingline Loans requested or required to be refunded. If any portion of any such amount paid to the Swingline Lender shall be recovered by or on behalf of the Borrower from the Swingline Lender in bankruptcy or otherwise, the loss of the amount so recovered shall be ratably shared among all the Lenders in accordance with their respective Commitment Percentages.

                  (iii) Each Lender acknowledges and agrees that its obligation to refund Swingline Loans in accordance with the terms of this Section 2.2(b) is absolute and unconditional and shall not be affected by any circumstance whatsoever; provided, that if prior to the refunding of any outstanding Swingline Loans pursuant to this
         Section 2.2(b), one of the events described in Section 11.1(h) or (i) shall have occurred, each Lender will, on the date the applicable Revolving Credit Loan would have been made, purchase an undivided participating interest in the Swingline Loan to be refunded in an amount equal to its Commitment Percentage of the aggregate amount of such Swingline Loan. Each Lender will immediately transfer to the Swingline Lender, in immediately available funds, the amount of its participation and upon receipt thereof the Swingline Lender will deliver to such Lender a certificate evidencing such participation dated the date of receipt of such funds and for such amount. Whenever, at any time after the Swingline Lender has received from any Lender such Lender's participating interest in a Swingline Loan, the Swingline Lender receives any payment on account thereof, the Swingline Lender will distribute to such Lender its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's participating interest was outstanding and funded).

         SECTION 2.3 Procedure for Advances of Revolving Credit and Swingline Loans.

         (a) Requests for Borrowing. The Borrower shall give the Agent irrevocable prior written notice in the form attached hereto as Exhibit B (a "Notice of Borrowing") not later than 11:00 a.m. (Charlotte time) (i) on the same Business Day as each Base Rate Loan or Swingline Loan and (ii) at least three (3) Business Days before each LIBOR Loan, of its intention to borrow, specifying (A) the date of such borrowing, which shall be a Business Day, (B) the amount of such borrowing, which shall be (1) with respect to Base Rate Loans in an aggregate principal amount of $3,000,000 or a whole multiple of $1,000,000 in excess thereof, (2) with respect to LIBOR Loans in an aggregate principal amount of $10,000,000 or a whole multiple of $1,000,000 in excess thereof and
(3) with respect to Swingline Loans in an aggregate principal amount of $300,000 or a whole multiple of $100,000 in excess thereof, (C) whether such loans are to be Revolving Credit Loans or Swingline Loans, (D) in the case of a Revolving Credit Loan, whether the Loans are to be LIBOR Loans or Base Rate Loans and (E) in the case of a LIBOR Loan, the duration of the Interest Period applicable thereto. Notices received after 11:00 a.m. (Charlotte time) shall be deemed received on the next Business Day. The Agent shall promptly notify the Lenders of each Notice of Borrowing.

         (b) Disbursement of Loans. Not later than 2:00 p.m. (Charlotte time) on the proposed borrowing date, (i) each Lender will make available to the Agent, for the account of the Borrower, at the office of the Agent in funds immediately available to the Agent, such Lender's

Commitment Percentage of the Revolving Credit Loans to be made on such borrowing date and (ii) the Swingline Lender will make available to the Agent, for the account of the Borrower, at the office of the Agent in funds immediately available to the Agent, the Swingline Loans to be made to the Borrower on such borrowing date. The Borrower hereby irrevocably authorizes the Agent to disburse the proceeds of each borrowing requested pursuant to this Section 2.3 in immediately available funds by crediting such proceeds to a deposit account of the Borrower maintained with the Agent or by wire transfer to such account as may be agreed upon by the Borrower and the Agent from time to time. Subject to
Section 4.7 hereof, the Agent shall not be obligated to disburse the portion of the proceeds of any Revolving Credit Loan requested pursuant to this Section 2.3 to the extent that any Lender has not made available to the Agent its Commitment Percentage of such Revolving Credit Loan. Revolving Credit Loans to be made for the purpose of refunding Swingline Loans shall be made by the Lenders as provided in Section 2.2(b) hereof.

         SECTION 2.4 Procedure for Advances of Competitive Bid Loans.

         (a) Competitive Bid Request. To request Competitive Bids, the Borrower shall deliver to the Agent a duly completed Competitive Bid Request in the form of Exhibit C-1 hereto (a "Competitive Bid Request") to be received by the Agent
(i) not later than 11:00 a.m. (Charlotte time) five (5) Business Days before a proposed borrowing of LIBOR Competitive Loans and (ii) not later than 11:00 a.m. (Charlotte time) two (2) Business Days before a proposed borrowing of Absolute Rate Loans; provided that the Borrower shall not submit a Competitive Bid Request within five (5) Business Days after the date of any previous Competitive Bid Request. A Competitive Bid Request that does not conform substantially to the form of Exhibit C-1 may be rejected in the Agent's sole discretion, and the Agent shall promptly notify the Borrower of such rejection by telephone promptly confirmed by telecopy. Such request shall in each case refer to this Agreement and specify (i) whether the borrowing then being requested is to be a LIBOR Competitive Loan or an Absolute Rate Loan, (ii) the date of such borrowing (which shall be a Business Day), (iii) the aggregate principal amount of such borrowing which shall be in a minimum principal amount of $10,000,000 or a whole multiple of $5,000,000 in excess thereof and (iv) the Interest Period with respect to each LIBOR Competitive Loan and each Absolute Rate Loan, which Interest Periods may not expire on a date later than the first (1st) Business Day prior to the Termination Date; provided that the Borrower may not request bids for more than three (3) different durations of Interest Periods in the same Competitive Bid Request. Promptly after its receipt of a Competitive Bid Request that is not rejected as aforesaid, the Agent shall invite by telecopier (in the form set forth in Exhibit C-2 hereto) the Lenders to bid, on the terms and conditions of this Agreement, to make Competitive Bid Loans pursuant to the Competitive Bid Request.

         (b) Competitive Bids.

                  (i) Each Lender may make, in its sole discretion, up to three
         (3) Competitive Bids to the Borrower responsive to a Competitive Bid Request. Each Competitive Bid by a Lender must be received by the Agent via telecopier, in the form of Exhibit C-3, (i) not later than 10:30 a.m., Charlotte time, three (3) Business Days before any proposed LIBOR Competitive Loan and (ii) not later than 10:30 a.m., Charlotte time, on the same Business Day of any proposed Absolute Rate Loan. Multiple bids shall be accepted by the Agent. Competitive Bids that do not conform substantially to the format of Exhibit C-3 may be rejected by the Agent after conferring with, and upon the instruction of, the Borrower, and the Agent shall notify the Lender making such nonconforming bid of such rejection as soon as practicable. Each Competitive Bid shall refer to this Agreement and specify (x) the principal amount (which shall be in a minimum principal amount of $5,000,000 and in an integral multiple of $1,000,000 and which may equal the entire principal amount of the Competitive Bid Loan requested by the Borrower) of the Competitive Bid Loan or Loans that the Lender is willing to make to the Borrower, (y) the Competitive Bid Rate or Rates at which the Lender is prepared to make the Competitive Bid Loan or Loans and (z) the Interest Period applicable to each such Loan and the last day thereof. A Competitive Bid submitted by a Lender pursuant to this Section 2.4(b) shall be irrevocable.

                  (ii) The Agent shall promptly notify the Borrower by telecopier, (A) not later than 11:00 a.m., Charlotte time, three (3) Business Days before a proposed LIBOR Competitive Loan and (B) not later than 11:00 a.m., Charlotte time, on the same Business Day of each proposed Absolute Rate Loan, of all the Competitive Bids made, the Competitive Bid Rate and the principal amount of each Competitive Bid Loan in respect of which a Competitive Bid was made and the identity of the Lender that made each bid. The Agent shall send a copy of all Competitive Bids to the Borrower for its records as soon as practicable after completion of the bidding process set forth in this Section.

                  (iii) The Borrower may, in its sole and absolute discretion, subject only to the provisions of this Section 2.4(b)(iii), accept or reject any Competitive Bid referred to in Section 2.4(b)(ii). The Borrower shall notify the Agent by telephone, confirmed by telecopier in the form of a Competitive Bid Accept/Reject Letter substantially in the form set forth in Exhibit C-4, whether and to what extent it has decided to accept or reject any of or all the bids referred to section 2.4(b)(ii), (y) not later than 11:30 a.m., Charlotte time, three Business Days before a proposed LIBOR Competitive Loan and (z) not later than 11:30 a.m., Charlotte time, on the same Business Day of a proposed

         Absolute Rate Loan; provided, however, that (i) the failure by the Borrower to give such notice shall be deemed to be a rejection of all the bids referred to in Section 2.4(b)(ii), (ii) the acceptance of bids by the Borrower shall be made on the basis of ascending (from lowest to highest) bids for LIBOR Competitive Loans or Absolute Rate Loans within each Interest Period and the Borrower shall not accept a bid made at a particular Competitive Bid Rate for a particular Interest Period if the Borrower has decided to reject a bid made at a lower Competitive Bid Rate for such Interest Period, (iii) if two or more Lenders submit bids at the same Competitive Bid Rate, the principal amount of the bids accepted by the Borrower shall be allocated by the Borrower (after consultation with the Agent) on a pro rata basis in whole multiples of $1,000,000, (iv) the aggregate amount of the Competitive Bids accepted by the Borrower shall not exceed the principal amount specified in the Competitive Bid Request, and (v) except pursuant to clause (iii) above, no bid shall be accepted as a Competitive Bid Loan unless such Competitive Bid Loan is in a minimum principal amount of $5,000,000 and an integral multiple of $1,000,000. A notice given by the Borrower pursuant to this Section 2.4 shall be irrevocable.

                  (iv) The Agent shall promptly notify each bidding Lender whether or not its Competitive Bid has been accepted (and if so, in what amount and at what Competitive Bid Rate) by telecopier sent by the Agent, and each successful bidder shall thereupon become bound, subject to the other applicable conditions hereof, to make the Competitive Bid Loan in respect of which its bid has been accepted.

                  (v) If the Agent shall elect to submit a Competitive Bid in its capacity as a Lender, it shall submit such bid directly to the Borrower one-quarter hour earlier than the earliest time at which the other Lenders are required to submit their bids to the Agent pursuant to Section 2.4.

                  (vi) All notices required by this Section shall be given in accordance with Section 13.1.

         (c) Disbursement of Competitive Bid Loans. Not later than 2:00 p.m. (Charlotte time) on the proposed borrowing date, each Lender whose Competitive Bid was accepted will make available to the Agent, for the account of the Borrower, at the office of the Agent in funds immediately available to the Agent, such Lender's Competitive Bid Loan to be made on such borrowing date. The Borrower hereby irrevocably authorizes the Agent to disburse the proceeds of each borrowing accepted pursuant to Section 2.4(b) in immediately available funds by crediting such proceeds, not later than 3:30 p.m. (Charlotte time) on the proposed borrowing date, to a deposit account of the Borrower maintained with the

Agent or by wire transfer to such account as may be designated by the Borrower from time to time. The Agent shall not be obligated to disburse the proceeds of any Competitive Bid Loan accepted pursuant to Section 2.4(b) until each applicable Lender shall have made available to the Agent its Competitive Bid Loan.

         SECTION 2.5 Repayment of Loans.

         (a) Repayment. The Borrower shall repay the outstanding principal amount of (i) all Revolving Credit Loans on the Termination Date, if not sooner repaid, (ii) each Competitive Bid Loan on the expiration of the Interest Period applicable thereto and (iii) all Swingline Loans in accordance with Section 2.2(b), together, in each such case, with all accrued but unpaid interest thereon to but not including the date of repayment. The Borrower shall have the right at any time and from time to time to repay the Swingline Loans, each repayment to be in the principal amount of not less than $300,000 or a whole multiple of $100,000 in excess thereof.

         (b) Mandatory Repayment of Excess Loans. If at any time the outstanding principal amount of all Loans (excluding Swingline Loans simultaneously being repaid with the proceeds of Revolving Loans) plus the L/C Obligations exceeds the Aggregate Commitment, the Borrower shall repay immediately upon notice from the Agent, by payment to the Agent for the account of the Lenders, Loans in an amount equal to such excess with each such repayment applied first to the principal amount of outstanding Swingline Loans (excluding Swingline Loans simultaneously being repaid with the proceeds of Revolving Loans), then to the principal amount of outstanding Revolving Credit Loans, and then to the principal amount of outstanding Competitive Bid Loans, in the inverse order of maturity of such Competitive Bid Loans.

         (c) Limitation on Repayment of Certain Loans. The Borrower may not repay any LIBOR Loan or any Competitive Bid Loan on any day other than on the last day of the Interest Period applicable thereto unless such repayment is accompanied by any amount required to be paid pursuant to Section 4.9 hereof.

         SECTION 2.6 Notes.

         (a) Revolving Credit Notes. Each Lender's Revolving Credit Loans and the obligation of the Borrower to repay such Loans shall be evidenced by a Revolving Credit Note executed by the Borrower payable to the order of such Lender representing the Borrower's obligation to pay such Lender's Commitment or, if less, the aggregate unpaid principal amount of all Revolving Credit Loans made by such Lender to the Borrower hereunder, plus interest and all other fees, charges and other amounts due thereon. Each Revolving Credit Note shall be dated the Closing Date (or, in the case of any Revolving Credit Note issued pursuant to Section

13.10, dated the effective date of the relevant Assignment and Acceptance) and shall bear interest on the unpaid principal amount thereof at the applicable interest rate per annum specified in Section 4.1(a).

         (b) Competitive Bid Notes. Each Lender's Competitive Bid Loans and the obligation of the Borrower to repay such Competitive Bid Loans shall be evidenced by a Competitive Bid Note executed by the Borrower payable to the order of such Lender in a principal amount up to $225,000,000 or, if less, the aggregate unpaid principal amount of all Competitive Bid Loans made by such Lender to the Borrower hereunder, plus interest on such principal amounts and all other fees, charges and other amounts due thereon. Each Competitive Bid Note shall be dated the Closing Date and shall bear interest on the unpaid principal amount thereof at the applicable interest rate per annum specified in Section 4.1(a).

         (c) Swingline Note. The Swingline Loans and the obligation of the Borrower to repay such Swingline Loans shall be evidenced by a Swingline Note executed by the Borrower payable to the order of the Swingline Lender representing the Borrower's obligation to pay the Swingline Lender's Swingline Commitment or, if less, the aggregate unpaid principal amount of all Swingline Loans made by the Swingline Lender to the Borrower hereunder, plus interest on such principal amounts and all other fees, charges and other amounts due thereon. The Swingline Note shall be dated the Closing Date and shall bear interest on the unpaid principal amount thereof at the applicable Swingline Rate.

         SECTION 2.7 Permanent Reduction of the Aggregate Commitment.

         (a) The Borrower shall have the right at any time and from time to time, upon at least five (5) Business Days prior written notice to the Agent, to permanently reduce, in whole at any time or in part from time to time, without premium, the Aggregate Commitment in an aggregate principal amount not less than $10,000,000 or any whole multiple in excess thereof.

         (b) Each permanent reduction permitted pursuant to this Section 2.7 shall be accompanied by a payment of principal sufficient to reduce the aggregate outstanding Extensions of Credit of the Lenders after such reduction to the Aggregate Commitment as so reduced. Any reduction of the Aggregate Commitment to zero shall be accompanied by payment of all outstanding Obligations (and furnishing of cash collateral satisfactory to the Agent for all L/C Obligations) and, if such reduction is permanent, termination of the Commitments and Credit Facility. Such cash collateral shall be applied in accordance with Section 11.2(b). If the reduction of the Aggregate Commitment requires the repayment of any LIBOR Rate Loan or Competitive Bid Loan, such reduction may be made only on the last day of the then current Interest Period applicable thereto unless such repayment is accompanied by any amount required to be paid pursuant to Section 4.9 hereof.

         SECTION 2.8 Termination and Extension of Credit Agreement. The Credit Facility shall terminate on the earliest of (a) April 22, 2002 (as such date may be extended pursuant to this Section 2.8, the "Termination Date"), (b) the date of termination by the Borrower pursuant to Section 2.7(a), and (c) the date of termination by the Agent on behalf of the Lenders pursuant to Section 11.2(a); provided, that not earlier than the thirtieth (30th) day prior to and not later than the thirtieth (30th) day after each of the first and second anniversaries of the Closing Date, the Borrower may, by written notice (an "Extension Request") given to the Agent, request that the Termination Date be extended in each such instance to a date that is 364 days after the Termination Date then in effect; provided, however, that the Termination Date shall not thereby be extended beyond April 22, 2004. The Agent shall promptly advise each Lender of its receipt of any Extension Request and furnish each Lender with a copy thereof. Each Lender may, in its sole discretion, consent to a requested extension by giving written notice thereof to the Agent not later than the Business Day (the "Extension Confirmation Date") immediately preceding the date which is thirty-one (31) days after the date of the Extension Request. No Lender shall be under any obligation or commitment to extend any Termination Date and no such obligation or commitment on the part of any Lender shall be inferred from the provisions of this Section 2.8. Failure on the part of any Lender to respond to an Extension Request by the applicable Extension Confirmation Date shall be deemed to be a denial of such request by such Lender. The requested extension shall not be granted unless Lenders holding 100% of the Aggregate Commitment as of the date the Extension Request is given shall have consented in writing to such extension. Promptly following the applicable Extension Confirmation Date and in any event within five (5) Business Days, the Agent shall provide notice to the Borrower in writing as to whether the requested extension has been granted (an "Extension Confirmation Notice"). If granted, such extension shall become effective upon the date of issuance of such Extension Confirmation Notice. The Agent shall promptly thereafter provide a copy of such Extension Confirmation Notice to each Lender.

         SECTION 2.9 Use of Proceeds. The Borrower shall use the proceeds of the Loans (a) to repay in full the existing Debt under the Credit Agreement between Quorum Health Group, Inc., et al as Borrowers, AmSouth Bank of Alabama as Agent and the Lenders party thereto dated as of May 22, 1995, as amended, (b) the investment in and acquisition of Facilities and other assets to the extent permitted hereunder, (c) to redeem or solicit the tender of the 1992 Senior Subordinated Notes pursuant to the terms of the 1992 Indenture, and (d) for working capital and other general corporate requirements of the Borrower and the

Consolidated Entities, including the payment of certain fees and expenses incurred in connection with the transactions contemplated hereby.

         SECTION 2.10 Guaranty Agreement. Pursuant to the terms and conditions of the Guaranty Agreement, payment and performance of the Obligations shall be unconditionally guaranteed by each Wholly-Owned Entity.


                                   ARTICLE III

                            LETTER OF CREDIT FACILITY

         SECTION 3.1 L/C Commitment. Subject to the terms and conditions hereof, the Issuing Lender, in reliance on the agreements of the other Lenders set forth in Section 3.4(a), agrees to issue standby letters of credit ("Letters of Credit") for the account of the Borrower on any Business Day from the Closing Date through but not including the Termination Date in such form as may be approved from time to time by the Issuing Lender; provided, that the Issuing Lender shall have no obligation to issue any Letter of Credit if, after giving effect to such issuance, (a) the L/C Obligations would exceed the L/C Commitment or (b) the Committed Extensions of Credit would exceed such Lender's Commitment or (c) the aggregate principal amount of all outstanding Loans plus the L/C Obligations would exceed the Aggregate Commitment. Each Letter of Credit shall
(i) be denominated in Dollars in a minimum amount of $500,000, (ii) be a standby letter of credit issued to support obligations of the Borrower or any of its Subsidiaries, contingent or otherwise, incurred in the ordinary course of business, (iii) have a term of not more than one (1) year, (iv) expire on a date which shall be no later than thirty (30) days prior to the Termination Date and
(v) be subject to the Uniform Customs and, to the extent not inconsistent therewith, the laws of the State of North Carolina. The Issuing Lender shall not at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause the Issuing Lender or any L/C Participant to exceed any limits imposed by, any Applicable Law. References herein to "issue" and derivations thereof with respect to Letters of Credit shall also include extensions or modifications of any existing Letters of Credit, unless the context otherwise requires.

         SECTION 3.2 Procedure for Issuance of Letters of Credit. The Borrower may from time to time request that the Issuing Lender issue a Letter of Credit by delivering to the Issuing Lender at the Issuing Lender's Office an Application therefor, completed to the satisfaction of the Issuing Lender, and such other certificates, documents and other papers and information as the Issuing Lender may request. Upon receipt of any Application, the Issuing Lender shall process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall, subject to Section 3.1 and Article V hereof, promptly issue the Letter of Credit requested thereby (but in no event shall the Issuing Lender be required to issue any Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed by the Issuing Lender and the Borrower. The Issuing Lender shall furnish to the Borrower a copy of such Letter of Credit and furnish to each Lender a copy of such Letter of Credit and the amount of each Lender's L/C Participation therein, all promptly following the issuance of such Letter of Credit.

         SECTION 3.3 Commissions and Other Charges.

         (a) The Borrower shall pay to the Agent, for the account of the Issuing Lender and the L/C Participants, a non-refundable letter of credit commission with respect to each Letter of Credit in an amount equal to the product of (i) the LIBOR Margin (on a per annum basis) and (ii) the face amount of such Letter of Credit. Such commission shall be payable quarterly in arrears on the first Business Day of each calendar quarter of the Borrower and on the Termination Date. The Agent shall, promptly following its receipt thereof, distribute to the Issuing Lender and the L/C Participants all commissions received by the Agent in accordance with their respective Commitment Percentages.

         (b) In addition to the foregoing commission, the Borrower shall pay the Issuing Lender for its account an issuance fee of one-eighth of one percent (0.125%) per annum on the face amount of each Letter of Credit, payable quarterly in arrears on the first Business Day of each calendar quarter and on the Termination Date, together with the Issuing Lender's standard and customary documentation and other fees.

         SECTION 3.4 L/C Participations.

         (a) The Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce the Issuing Lender to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Lender, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk an undivided interest equal to such L/C Participant's Commitment Percentage in the Issuing Lender's obligations and rights under each Letter of Credit issued hereunder and the amount of each draft paid by the Issuing Lender thereunder. Each L/C Participant unconditionally and irrevocably agrees with the Issuing

Lender that, if a draft is paid under any Letter of Credit for which the Issuing Lender is not reimbursed in full by the Borrower in accordance with the terms of this Agreement, such L/C Participant shall pay to the Issuing Lender upon demand at the Issuing Lender's address for notices specified herein an amount equal to such L/C Participant's Commitment Percentage of the amount of such draft, or any part thereof, which is not so reimbursed.

         (b) Upon becoming aware of any amount required to be paid by any L/C Participant to the Issuing Lender pursuant to Section 3.4(a) in respect of any unreimbursed portion of any payment made by the Issuing Lender under any Letter of Credit, the Issuing Lender shall notify each L/C Participant of the amount and due date of such required payment and such L/C Participant shall pay to the Issuing Lender the amount specified on the applicable due date. If any such amount is paid to the Issuing Lender after the date such payment is due, such L/C Participant shall pay to the Issuing Lender on demand, in addition to such amount, the product of (i) such amount, times (ii) the daily average Federal Funds Rate as determined by the Agent during the period from and including the date such payment is due to the date on which such payment is immediately available to the Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. A certificate of the Issuing Lender with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error. With respect to payment to the Issuing Lender of the unreimbursed amounts described in this Section 3.4(b), if the notice that any such payment is due is received by the L/C Participants (A) prior to 1:00 p.m. (Charlotte time) on any Business Day, such payment shall be due that Business Day, and (B) after 1:00 p.m. (Charlotte time) on any Business Day, such payment shall be due on the following Business Day.

         (c) Whenever, at any time after the Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant its Commitment Percentage of such payment in accordance with this Section 3.4, the Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, or any payment of interest on account thereof, the Issuing Lender will distribute to such L/C Participant its pro rata share thereof; provided, that in the event that any such payment received by the Issuing Lender shall be required to be returned by the Issuing Lender, such L/C Participant shall return to the Issuing Lender the portion thereof previously distributed by the Issuing Lender to it.

         SECTION 3.5 Reimbursement Obligation of the Borrower. The Borrower agrees to reimburse the Issuing Lender on each date on which the Issuing Lender notifies the Borrower of the date and amount of a draft paid under any Letter of Credit for the amount of (a) such draft so paid and (b) any taxes, fees, charges or other costs or expenses incurred by the Issuing Lender in connection with such payment. Each such payment shall be made to the Issuing Lender at its address for notices specified herein in lawful money of the United States and in immediately available funds. Interest shall be payable on any and all amounts remaining unpaid by the Borrower under this Article III from the date such amounts become payable (whether at stated maturity, by acceleration or otherwise) until payment in full at the rate which would be payable on any outstanding Base Rate Loans which were then overdue. If the Borrower fails to timely reimburse the Issuing Lender on the date the Borrower receives the notice referred to in this Section 3.5, the Borrower shall be deemed to have timely given a Notice of Borrowing hereunder to the Agent requesting the Lenders to make a Base Rate Loan on such date in an amount equal to the amount of such drawing and, subject to the satisfaction or waiver of the conditions precedent specified in Article V, the Lenders shall make Base Rate Loans in such amount, the proceeds of which shall be applied to reimburse the Issuing Lender for the amount of the related drawing and costs and expenses.

         SECTION 3.6 Obligations Absolute. The Borrower's obligations under this
Article III (including without limitation the Reimbursement Obligation) shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which the Borrower may have or have had against the Issuing Lender or any beneficiary of a Letter of Credit. The Borrower also agrees with the Issuing Lender that the Issuing Lender shall not be responsible for, and the Borrower's Reimbursement Obligation under
Section 3.5 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of a Borrower against any beneficiary of such Letter of Credit or any such transferee. The Issuing Lender shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions caused by the Issuing Lender's gross negligence or willful misconduct. The Borrower agrees that any action taken or omitted by the Issuing Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the Uniform Customs and, to the extent not inconsistent therewith, the UCC shall be binding on the Borrower and shall not result in any liability of the Issuing Lender to the Borrower. The responsibility of the Issuing Lender to the Borrower in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are in conformity with such Letter of Credit.

         SECTION 3.7 Effect of Application. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Article III, the provisions of this Article III shall apply.


                                   ARTICLE IV

                             GENERAL LOAN PROVISIONS

         SECTION 4.1 Interest.

         (a) Interest Rate Options. Subject to the provisions of this Section 4.1, at the election of the Borrower in accordance with Article II, the unpaid principal balance of (i) any Revolving Credit Loan shall bear interest at (A) the Base Rate or (B) the LIBOR Rate plus the LIBOR Margin, (ii) any Competitive Bid Loan shall bear interest at the applicable Competitive Bid Rate established pursuant to Section 2.4 and (iii) any Swingline Loan shall bear interest at the Swingline Rate. Any Revolving Credit Loan as to which the Borrower has not duly specified an interest rate as provided herein shall be deemed a Base Rate Loan.

         (b) Interest Periods.

                  (i) In connection with each LIBOR Loan, the Borrower, by giving notice at the times described in Sections 2.3 and 4.2, shall elect an interest period (each, an "Interest Period") to be applicable to such Loan, which Interest Period shall be a period of one (1), two
         (2), three (3), or six (6) months; provided that:

                           (A) each Interest Period shall commence on the date
                  of advance of or conversion to any LIBOR Loan and, in the case of immediately successive Interest Periods, each successive Interest Period shall commence on the date on which the next preceding Interest Period expires;

                           (B) if any Interest Period would otherwise expire on
                  a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, that if any Interest Period would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

                           (C) any Interest Period that begins on the last
                  Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the relevant calendar month at the end of such Interest Period; and

                           (D) no Interest Period shall extend beyond the
                  Termination Date.

                  (ii) In connection with each Competitive Bid Loan, the Borrower, by giving notice at the times described in Section 2.4, shall elect an Interest Period to be applicable to such Loan, which Interest Period shall be a period of such duration as accepted by the Borrower pursuant to Section 2.4(b); provided that:

                           (A) the Interest Period for any Absolute Rate Loan
                  shall not be less than seven (7) days nor more than one hundred eighty (180) days;

                           (B) the Interest Period for any LIBOR Competitive
                  Loan shall be a period of one (1), two (2), three (3), or six
                  (6) months;

                           (C) if any Interest Period would otherwise expire on
                  a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; and

                           (D) no Interest Period shall extend beyond the
                  Termination Date.

                  (iii) With respect LIBOR Rate Loans and LIBOR Competitive Loans in the aggregate, there shall be no more than eight (8) Interest Periods in effect at any time.

         (c) LIBOR Margin. Adjustments, if any, in the LIBOR Margin shall be made by the Agent on the fifth (5th) Business Day after receipt by the Agent of quarterly financial statements for the Borrower and its Subsidiaries and the accompanying Officer's Compliance Certificate setting forth the Total Leverage Ratio of the Borrower and its Consolidated Entities as of the most recent fiscal quarter end. Subject to Section 4.1(d), in the event the Borrower fails to deliver such financial statements and certificate within the time required by
Section 7.1(c) hereof, the LIBOR Margin shall be the highest LIBOR Margin until five (5) Business Days after receipt by the Agent of such financial statements and certificate.

         (d) Default Rate. Upon the occurrence and during the continuance of an Event of Default, (i) the Borrower shall no longer have the option to request LIBOR Loans, (ii) all outstanding LIBOR Loans may at the option of the Agent and shall at the direction of the Required Lenders bear interest at a rate per annum which shall be two percent (2%) in excess of the rate then applicable to LIBOR Loans, as applicable, until the end of the applicable Interest Period and thereafter at a rate equal to two percent (2%) in excess of the rate then applicable to Base Rate Loans, and (iii) all outstanding Base Rate Loans shall bear interest at a rate per annum equal to two percent (2%) in excess of the rate then applicable to Base Rate Loans. Interest shall continue to accrue on the Notes after the filing by or against the Borrower of any petition seeking any relief in bankruptcy or under any act or law pertaining to insolvency or debtor relief, whether state, federal or foreign.

         (e) Interest Payment and Computation. Interest on each Base Rate Loan shall be payable in arrears on the first Business Day of each calendar quarter for the immediately preceding quarter, commencing on July 1, 1997; interest on each LIBOR Loan and Competitive Bid Loan shall be payable on the last day of each Interest Period applicable thereto, and if such Interest Period extends over three (3) months, at the end of each three (3) month interval during such Interest Period. All interest rates, fees and commissions provided hereunder shall be computed on the basis of a 360-day year and assessed for the actual number of days elapsed.

         (f) Maximum Rate. In no contingency or event whatsoever shall the aggregate of all amounts deemed interest hereunder or under any of the Notes charged or collected pursuant to the terms of this Agreement or pursuant to any of the Notes exceed the highest rate permissible under any Applicable Law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that the Lenders have charged or received interest hereunder in excess of the highest applicable rate, the rate in effect hereunder shall automatically be reduced to the maximum rate permitted by Applicable Law and the Lenders shall at the Agent's option promptly refund to the Borrower any interest received by Lenders in excess of the maximum lawful rate or shall apply such excess to the principal balance of the Obligations. It is the intent hereof that the Borrower not pay or contract to pay, and that neither the Agent nor any Lender receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by the Borrower under Applicable Law.

         SECTION 4.2 Notice and Manner of Conversion or Continuation of Revolving Credit Loans. Provided that no Event of Default has occurred and is then continuing, the Borrower shall have the option to (a) convert at any time all or any portion of its outstanding Base Rate Loans in a principal amount equal to $10,000,000 or any whole multiple of $1,000,000 in excess thereof into one or more LIBOR Loans, and (b) upon the expiration of any Interest Period, (i) convert all or any part of its outstanding LIBOR Loans in a principal amount equal to $3,000,000 or a whole multiple of $1,000,000 in excess thereof into Base Rate Loans or (ii) continue such LIBOR Loans as LIBOR Loans. Whenever the Borrower desires to convert or continue Loans as provided above, the Borrower shall give the Agent irrevocable prior written notice in the form attached as Exhibit D (a "Notice of Conversion/ Continuation") not later than 11:00 a.m. (Charlotte time) three (3) Business Days before the day on which a proposed conversion or continuation of such Loan is to be effective specifying (A) the Loans to be converted or continued, and, in the case of any LIBOR Loan to be converted or continued, the last day of the Interest Period therefor, (B) the effective date of such conversion or continuation (which shall be a Business Day), (C) the principal amount of such Loans to be converted or continued, and (D) the Interest Period to be applicable to such converted or continued LIBOR Loan. The Agent shall promptly notify the Lenders of such Notice of Conversion/Continuation.

         SECTION 4.3 Fees.

         (a) Facility Fees. Commencing on the Closing Date, the Borrower shall pay to the Agent, for the account of the Lenders, a non-refundable facility fee at a rate (the "Facility Fee Rate") per annum equal to the product of (i) the Facility Fee Rate set forth below and (ii) the amount of the Aggregate Commitment, whether used or unused. The Facility Fee Rate, from the Closing Date until the receipt of the initial Margin Certificate, shall be 0.20% and thereafter shall be determined by reference to the Total Leverage Ratio of the Borrower and its Consolidated Entities set forth in the most recently delivered Margin Certificate as follows:

         Total Leverage Ratio                            Facility Fee Rate (%)
         --------------------                            ---------------------
         Less than 1.5 to 1.0                                  0.1750

         Equal to or greater than 1.5 to 1.0                            0.1875
         but less than 2.0 to 1.0

         Equal to or greater than 2.0 to 1.0 but                        0.2000
         less than 2.5 to 1.0

         Equal to or greater than 2.5 to 1.0 but                        0.2500
         less than 3.0 to 1.0

         Equal to or greater than 3.0 to 1.0                            0.2500

Adjustments, if any, in the Facility Fee Rate shall be made by the Agent on the fifth Business Day after receipt by the Agent of quarterly financial statements for the Borrower and the Consolidated Entities and the accompanying Officer's Compliance Certificate setting forth the Total Leverage Ratio of the Borrower and its Subsidiaries as of the most recent fiscal quarter end. In the event the Borrower fails to deliver such financial statements and certificate within the time required by Section 7.1 hereof, the Facility Fee Rate shall be the highest Facility Fee Rate until five (5) Business Days after receipt by the Agent of such financial statements and certificate. The Facility Fee shall be payable in arrears on the first Business Day of each fiscal quarter of the Borrower during the term of this Agreement commencing July 1, 1997, and on the Termination Date. Such fee shall be distributed by the Agent to the Lenders pro rata in accordance with the Lenders' respective Commitment Percentages.

         (b) Agent's and Other Fees. The Borrower agrees to pay to the Agent, for its account, the fees set forth in the separate fee letter agreement executed by the Borrower and the Agent dated March 21, 1997.

         SECTION 4.4 Manner of Payment. Each payment by the Borrower on account of the principal of or interest on the Loans or of any fee, commission or other amounts (including the Reimbursement Obligation) payable to the Lenders under this Agreement or any Note shall be made not later than 1:00 p.m. (Charlotte time) on the date specified for payment under this Agreement to the Agent at the Agent's Office for the account of the Lenders (other than as set forth below) pro rata in accordance with their respective Commitment Percentages, in Dollars, in immediately available funds and shall be made without any set-off, counterclaim or deduction whatsoever. Any payment received after such time but before 2:00 p.m. (Charlotte time) on such day shall be deemed a payment on such date for the purposes of Section 11.1, but for all other purposes shall be deemed to have been made on the next succeeding Business Day. Any payment received after 2:00 p.m. (Charlotte time) shall be deemed to have been made on the next succeeding Business Day for all purposes. Promptly upon receipt by the Agent of each such payment, the Agent shall distribute to each Lender at its address for notices set forth herein its pro rata share of such payment in accordance with such Lender's Commitment Percentage and shall wire advice of the amount of such credit to each Lender. Each payment to the Agent of the Issuing Lender's fees or L/C Participants' commissions shall be made in like manner, but for the account of the Issuing Lender or the L/C Participants, as the case may be. Each payment to the Agent of Agent's fees or expenses shall be made for the account of the Agent and any amount payable to any Lender under Sections 4.8, 4.9, 4.10, 4.11 or 13.2 shall be paid to the Agent for the account of the applicable Lender.

         SECTION 4.5 Crediting of Payments and Proceeds. In the event that the Borrower shall fail to pay any of the Obligations when due and the Obligations have been accelerated pursuant to Section 11.2, all payments received by the Lenders upon the Notes and the other Obligations and all net proceeds from the enforcement of the Obligations shall be applied first to all expenses then due and payable by the Borrower hereunder, then to all indemnity obligations then due and payable by the Borrower hereunder, then to all Agent's and Issuing Lender's fees then due and payable, then to all commitment and other fees and commissions then due and payable, then to accrued and unpaid interest on the Swingline Note, then to the principal amount outstanding under the Swingline Note, then to accrued and unpaid interest on the Revolving Credit Notes and any termination payments due in respect of a Hedging Agreement with any Lender (pro rata in accordance with all such amounts due), then to the principal amount outstanding under the Revolving Credit Notes, then to accrued and unpaid interest on the Competitive Bid Notes, then to the principal amount outstanding under the Competitive Bid Notes and then to the cash collateral account described in Section 11.2(b) hereof to the extent of any L/C Obligations then outstanding, in that order.

         SECTION 4.6 Adjustments. If any Lender (a "Benefitted Lender") shall at any time receive any payment of all or part of its Extensions of Credit, or interest thereon, or if any Lender shall at any time receive any collateral in respect to its Extensions of Credit (whether voluntarily or involuntarily, by set-off or otherwise) in a greater proportion than any such payment to and collateral received by any other Lender, if any, in respect of such other Lender's Extensions of Credit, or interest thereon, such Benefitted Lender shall purchase for cash from the other Lenders such portion of each such other Lender's Extensions of Credit, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned to the extent of such recovery, but without interest. The Borrower agrees that each Lender so purchasing a portion of another Lender's Extensions of Credit may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.

         SECTION 4.7 Nature of Obligations of Lenders Regarding Extensions of Credit; Assumption by the Agent. The obligations of the Lenders under this Agreement to make the Loans and issue or participate in Letters of Credit are several and are not joint or joint and several. Unless the Agent shall have received notice from a Lender prior to a proposed borrowing date that such Lender will not make available to the Agent such Lender's ratable portion of the amount to be borrowed on such date (which notice shall not release such Lender of its obligations hereunder), the Agent may assume that such Lender has made such portion available to the Agent on the proposed borrowing date in accordance with Section 2.3(b) and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If such amount is made available to the Agent on a date after such borrowing date, such Lender shall pay to the Agent on demand an amount, until paid, equal to the product of (a) the amount of such Lender's Commitment Percentage of such borrowing, times (b) the daily average Federal Funds Rate during such period as determined by the Agent, times (c) a fraction the numerator of which is the number of days that elapse from and including such borrowing date to the date on which such Lender's Commitment Percentage of such borrowing shall have become immediately available to the Agent and the denominator of which is 360. A certificate of the Agent with respect to any amounts owing under this Section shall be conclusive, absent manifest error. If such Lender's Commitment Percentage of such borrowing is not made available to the Agent by such Lender within three (3) Business Days of such borrowing date, the Agent shall be entitled to recover such amount made available by the Agent with interest thereon at the rate per annum applicable to Base Rate Loans hereunder, on demand, from the Borrower. The failure of any Lender to make its Commitment Percentage of any Revolving Credit Loan available shall not relieve it or any other Lender of its obligation, if any, hereunder to make its Commitment Percentage of such Loan available on such borrowing date, but no Lender shall be responsible for the failure of any other Lender to make its Commitment Percentage of such Loan available on the borrowing date.

         SECTION 4.8 Changed Circumstances.

         (a) Circumstances Affecting LIBOR Rate Availability. If with respect to any Interest Period the Agent or any Lender (after consultation with Agent) shall determine that, by reason of circumstances affecting the foreign exchange and interbank markets generally, deposits in eurodollars, in the applicable amounts are not being quoted via Telerate Page 3750 or offered to the Agent or such Lender for such Interest Period, then the Agent shall forthwith give notice thereof to the Borrower. Thereafter, until the Agent notifies the Borrower that such circumstances no longer exist, the obligation of the Lenders to make LIBOR Loans and the right of the Borrower to convert any Loan to or continue any Loan as a LIBOR Loan shall be suspended, and the Borrower shall repay in full (or cause to be repaid in full) the then outstanding principal amount of each such LIBOR Loans together with accrued interest thereon, on the last day of the then current Interest Period applicable to such LIBOR Loan or convert the then outstanding principal amount of each such LIBOR Loan to a Base Rate Loan as of the last day of such Interest Period.

         (b) Laws Affecting LIBOR Rate Availability. If, after the date hereof, the introduction of, or any change in, any Applicable Law or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or any of their respective Lending Offices) with any request or directive (whether or not having the force of law) of any such Authority, central bank or comparable agency, shall make it unlawful or impossible for any of the Lenders (or any of their respective Lending Offices) to honor its obligations hereunder to make or maintain any LIBOR Loan, such Lender shall promptly give notice thereof to the Agent and the Agent shall promptly give notice to the Borrower and the other Lenders. Before giving any notice to the Agent, such Lender shall designate a different Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Lender, be otherwise disadvantageous to such Lender. Thereafter, until the Agent notifies the Borrower that such circumstances no longer exist, (i) the obligations of the Lenders to make LIBOR Loans and the right of the Borrower to convert any Loan or continue any Loan as a LIBOR Loan shall be suspended and thereafter the Borrower may select only Base Rate Loans hereunder, and (ii) if any of the Lenders may not lawfully continue to maintain a LIBOR Loan to the end of the then current Interest Period applicable thereto as a LIBOR Loan, the applicable LIBOR Loan shall immediately be converted to a Base Rate Loan for the remainder of such Interest Period, and (iii) thereafter, such Lender shall make only Base Rate Loans and Absolute Rate Loans hereunder.

         (c) Increased Costs. If, after the date hereof, the introduction of, or any change in, any Applicable Law, or in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any of the Lenders (or any of their respective Lending Offices) with any request or directive (whether or not having the force of law) of such Authority, central bank or comparable agency:

                  (i) shall subject any of the Lenders (or any of their respective Lending Offices) to any tax, duty or other charge with respect to any Note, Letter of Credit or Application or shall change the basis of taxation of payments to any of the Lenders (or any of their respective Lending Offices) of the principal of or interest on any Note, Letter of Credit or Application or any other amounts due under this Agreement in respect thereof (except for changes in the rate of tax on the overall net income of any of the Lenders or any of their respective Lending Offices imposed by the jurisdiction in which such Lender is organized or is or should be qualified to do business or such Lending Office is located); or

                  (ii) shall impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of

         Governors of the Federal Reserve System), special deposit, insurance or capital or similar requirement against assets of, deposits with or for the account of, or credit extended by any of the Lenders (or any of their respective Lending Offices) or shall impose on any of the Lenders (or any of their respective Lending Offices) or the foreign exchange and interbank markets any other condition affecting any Note;

and the result of any of the foregoing is to increase the costs to any of the Lenders of maintaining any LIBOR Loan, as applicable, or issuing or participating in Letters of Credit or to reduce the yield or amount of any sum received or receivable by any of the Lenders under this Agreement or under the Notes in respect of a LIBOR Loan or Letter of Credit or Application, then such Lender shall promptly notify the Agent, and the Agent shall promptly notify the Borrower of such fact and demand compensation therefor and, within fifteen (15) days after such notice by the Agent, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or Lenders for such increased cost or reduction. The Agent will promptly notify the Borrower of any event of which it has knowledge which will entitle such Lender to compensation pursuant to this Section 4.8(c); provided, that the Agent shall incur no liability whatsoever to the Lenders or the Borrower in the event it fails to do so. The amount of such compensation shall be determined, in the applicable Lender's sole discretion, based upon the assumption that such Lender funded its Commitment Percentage of the LIBOR Loans in the London interbank or domestic certificate of deposit market, as applicable, and using any reasonable attribution or averaging methods which such Lender deems appropriate and practical. A certificate of such Lender setting forth the basis for determining such amount or amounts necessary to compensate such Lender shall be forwarded to the Borrower through the Agent and shall be conclusively presumed to be correct save for manifest error.

         SECTION 4.9 Indemnity. The Borrower hereby indemnifies each of the Lenders against any loss or expense which may arise or be attributable to each Lender's obtaining, liquidating or employing deposits or other funds acquired to effect, fund or maintain any Loan (a) as a consequence of any failure by the Borrower to make any payment when due of any amount due hereunder in connection with a LIBOR Loan, (b) due to any failure of the Borrower to borrow on a date specified therefor in a Notice of Borrowing, Notice of Continuation/Conversion or Competitive Bid Accept/Reject Letter or (c) due to any payment, prepayment or conversion of any LIBOR Loan or Competitive Bid Loan on a date other than the last day of the Interest Period therefor. The amount of such loss or expense shall be determined, in the applicable Lender's sole discretion, based upon the assumption that such Lender funded its Commitment Percentage of the LIBOR Loans in the London interbank or domestic certificate of deposit market, as applicable, and using any reasonable attribution or averaging methods which such Lender deems appropriate and practical. A certificate of such Lender setting forth the basis for determining such amount or amounts necessary to compensate such Lender shall be forwarded to the Borrower through the Agent and shall be conclusively presumed to be correct save for manifest error.

         SECTION 4.10 Capital Requirements. If either (a) the introduction of, or any change in, or in the interpretation of, any Applicable Law or (b) compliance with any guideline or request from any central bank or comparable agency or other Governmental Authority (whether or not having the force of law), has or would have the effect of reducing the rate of return on the capital of, or has affected or would affect the amount of capital required to be maintained by, any Lender or any corporation controlling such Lender as a consequence of, or with reference to the Commitments and other commitments of this type, below the rate which the Lender or such other corporation could have achieved but for such introduction, change or compliance, then within five (5) Business Days after written demand by any such Lender, the Borrower shall pay to such Lender from time to time as specified by such Lender additional amounts sufficient to compensate such Lender or other corporation for such reduction. A certificate as to such amounts submitted to the Borrower and the Agent by such Lender, shall, in the absence of manifest error, be presumed to be correct and binding for all purposes.

         SECTION 4.11 Taxes.

         (a) Payments Free and Clear. Any and all payments by the Borrower hereunder or under the Notes or the Letters of Credit shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholding, and all liabilities with respect thereto excluding, (i) in the case of each Lender and the Agent, income and franchise taxes imposed by the jurisdiction under the laws of which such Lender or the Agent (as the case may be) is organized or is or should be qualified to do business or any political subdivision thereof and (ii) in the case of each Lender, income and franchise taxes imposed by the jurisdiction of such Lender's Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note or Letter of Credit to any Lender or the Agent, (A) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 4.11) such Lender or the Agent (as the case may be) receives an amount equal to the amount such party would have received had no such deductions been made, (B) the Borrower shall make such deductions, (C) the Borrower shall pay the full amount deducted to the relevant taxing authority or other authority in accordance with applicable law, and (D) the Borrower shall deliver to the Agent evidence of such payment to the relevant taxing authority or other authority in the manner provided in Section 4.11(d).

         (b) Stamp and Other Taxes. In addition, the Borrower shall pay any present or future stamp, registration, recordation or documentary taxes or any other similar fees or charges or excise or property taxes, levies of the United States or any state or political subdivision thereof or any applicable foreign jurisdiction which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, the Loans, the Letters of Credit, the other Loan Documents, or the perfection of any rights or security interest in respect thereto (hereinafter referred to as "Other Taxes").

         (c) Indemnity. The Borrower shall indemnify each Lender and the Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes and Other Taxes imposed by any jurisdiction on amounts payable under this
Section 4.11) paid by such Lender or the Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Such indemnification shall be made within thirty (30) days from the date such Lender or the Agent (as the case may be) makes written demand therefor.

         (d) Evidence of Payment. Within thirty (30) days after the date of any payment of Taxes or Other Taxes, the Borrower shall furnish to the Agent, at its address referred to in Section 13.1, the original or a certified copy of a receipt evidencing payment thereof or other evidence of payment satisfactory to the Agent.

         (e) Delivery of Tax Forms. Each Lender organized under the laws of a jurisdiction other than the United States or any state thereof shall deliver to the Borrower, with a copy to the Agent, on the Closing Date or concurrently with the delivery of the relevant Assignment and Acceptance, as applicable, (i) two United States Internal Revenue Service Forms 4224 or Forms 1001, as applicable (or successor forms) properly completed and certifying in each case that such Lender is entitled to a complete exemption from withholding or deduction for or on account of any United States federal income taxes, and (ii) an Internal Revenue Service Form W-8 or W-9 or successor applicable form, as the case may be, to establish an exemption from United States backup withholding taxes. Each such Lender further agrees to deliver to the Borrower, with a copy to the Agent, a Form 1001 or 4224 and Form W-8 or W-9, or successor applicable forms or manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower, certifying in the case of a Form 1001 or 4224 that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes (unless in any such case an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders such forms inapplicable or the exemption to which such forms relate unavailable and such Lender notifies the Borrower and the Agent that it is not entitled to receive payments without deduction or withholding of United States federal income taxes) and, in the case of a Form W-8 or W-9, establishing an exemption from United States backup withholding tax.

         (f) Survival. Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 4.11 shall survive the payment in full of the Obligations and the termination of the Commitments.

         SECTION 4.12 Replacement of Lenders. If deposits in eurodollars shall not be available to any Lender, as determined in accordance with Section 4.8(a), or it shall be unlawful or impossible for any Lender to make or maintain any LIBOR Loan, as determined in accordance with Section 4.8(b), the Borrower shall have the right, if no Default or Event of Default exists or will exist immediately after giving effect to the respective replacement, to replace such affected Lender (the "Replaced Lender"), upon ten (10) days' written notice to the Agent, with one or more other Eligible Assignee or Assignees reasonably acceptable to the Agent in accordance with Section 13.10 (collectively, the "Replacement Lender"); provided, that no assignment shall be required if the consummation of such assignment conflicts with any Applicable Law. Neither the Agent nor any Lender shall be obligated to assist the Borrower in identifying any Eligible Assignees that are willing to become a Replacement Lender. At the time of any replacement pursuant to this Section 4.12, the Replacement Lender shall enter into an Assignment and Acceptance (with all fees payable pursuant to Section 13.10 to be paid by the Replacement Lender) pursuant to which the Replacement Lender shall acquire all of the Commitment and outstanding Extensions of Credit of the Replaced Lender and in connection therewith, shall pay on the effective date of the corresponding Assignment and Acceptance to the Replaced Lender an amount equal to the sum of (i) the principal of, and all accrued interest on, all outstanding Loans of the Replaced Lender and (ii) all accrued but unpaid fees owing to the Replaced Lender pursuant to Sections 3.3 and 4.3 and (iii) all other obligations of the Borrower owing to the Replaced Lender. Upon the execution of such Assignment and Acceptance, the payment of amounts referred to in clauses (i), (ii) and (iii) above and delivery to the Replacement Lender of new Notes executed by the Borrower, the Replacement Lender shall become a Lender hereunder and the Replaced

Lender shall cease to constitute a Lender hereunder, except with respect to the indemnification provisions under this Agreement (including, without limitation, Sections 4.9, 4.11(c), 8.7, 12.7, 13.2, and 13.14), which shall survive as to such Replaced Lender and in the case of a replacement of a Replaced Lender with an existing Lender, the Commitment Percentage of such Lender shall be automatically adjusted at such time to give effect to such replacement.


                                    ARTICLE V

                  CLOSING; CONDITIONS OF CLOSING AND BORROWING

         SECTION 5.1 Closing. The closing shall take place at the offices of Kennedy Covington Lobdell & Hickman, L.L.P. at 10:00 a.m. on April 22, 1997, or on such other date as the parties hereto shall mutually agree.

         SECTION 5.2 Conditions to Closing and Initial Extensions of Credit. The obligation of the Lenders to close this Agreement and to make the initial Loan or issue the initial Letter of Credit is subject to the satisfaction of each of the following conditions:

         (a) Executed Loan Documents. This Agreement, the Notes and each of the Loan Documents shall have been duly authorized, executed and delivered to the Agent by the parties thereto, shall be in full force and effect and no default shall exist thereunder, and the Borrower shall have delivered original counterparts thereof to the Agent.

         (b) Closing Certificates; etc.

                  (i) Officers's Certificate of the Borrower. The Agent shall have received a certificate from the chief executive officer, chief operating officer, chief financial officer, treasurer or controller of the Borrower, in form and substance satisfactory to the Agent, to the effect that all representations and warranties of the Borrower contained in this Agreement and the other Loan Documents are true, correct and complete; that the Borrower is not in violation of any of the covenants contained in this Agreement and the other Loan Documents; that, after giving effect to the transactions contemplated by this Agreement, no Default or Event of Default has occurred and is continuing; and that the Borrower has satisfied each of the closing conditions.

                  (ii) Certificate of Secretary of the Borrower. The Agent shall have received a certificate of the secretary or assistant secretary of the Borrower certifying that attached thereto is a true and complete copy of the articles of incorporation of the

         Borrower and all amendments thereto, certified as of a recent date by the appropriate Governmental Authority in its jurisdiction of incorporation; that attached thereto is a true and complete copy of the bylaws of the Borrower as in effect on the date of such certification; that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of the Borrower authorizing the borrowings contemplated hereunder and the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party; and as to the incumbency and genuineness of the signature of each officer of the Borrower executing Loan Documents to which it is a party.

                  (iii) Certificate of Secretary of the Guarantors. The Agent shall have received a certificate of the secretary or assistant secretary of each Guarantor certifying that attached thereto is a true and complete copy of the organizational documents of such Guarantor and all amendments thereto, certified as of a recent date by the appropriate Governmental Authority in its jurisdiction of formation; that attached thereto is a true and complete copy of resolutions duly adopted by the governing body of such Guarantor authorizing the execution, delivery and performance of the Loan Documents to which it is a party; and as to the incumbency and genuineness of the signature of each Person executing the Loan Documents on behalf of such Guarantor; provided, however, that, with respect to the Guarantors listed on Schedule 5.2(b), the Agent shall receive the foregoing certificates and related attachments not later than thirty (30) days following the Closing Date.

                  (iv) Certificates of Good Standing. The Agent shall have received long-form certificates as of a recent date of the good standing of the Borrower under the laws of its jurisdiction of organization and each other jurisdiction where the Borrower is qualified to do business.

                  (v) Opinion of Counsel. The Agent shall have received a favorable opinion of counsel to the Borrower addressed to the Agent and the Lenders with respect to the Borrower, the Guarantors, the Loan Documents and such other matters as the Lenders shall request.

                  (vi) Tax Forms. The Agent shall have received copies of the United States Internal Revenue Service forms required by Section 4.11(e) hereof.

         (c) Consents; Defaults.

                  (i) Governmental and Third Party Approvals. All necessary approvals, authorizations and consents, if any be required, of any

         Person and of all Governmental Authorities and courts having jurisdiction with respect to the transactions contemplated by this Agreement and the other Loan Documents shall have been obtained.

                  (ii) No Injunction, Etc. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any Governmental Authority to enjoin, restrain, or prohibit, or to obtain substantial damages in respect of, or which is related to or arises out of this Agreement or the other Loan Documents or the consummation of the transactions contemplated hereby or thereby, or which, in the Agent's discretion, would make it inadvisable to consummate the transactions contemplated by this Agreement and such other Loan Documents.

                  (iii) No Event of Default. No Default or Event of Default shall have occurred and be continuing.

         (d) Financial Matters.

                  (i) Financial Statements. The Agent shall have received the most recent annual audited and quarterly unaudited Consolidated financial statements of the Borrower and the Consolidated Entities required by this Agreement.

                  (ii) Financial Condition Certificate. The Borrower shall have delivered to the Agent a certificate, in form and substance satisfactory to the Agent, and certified as accurate by the chief executive officer, chief operating officer, chief financial officer, treasurer or controller of the Borrower, that (A) the Borrower and each of the Consolidated Entities is Solvent and (B) attached thereto is an unaudited balance sheet of the Borrower and the Consolidated Entities for the quarter ending March 31, 1997 evidencing compliance by the Borrower and its Consolidated Entities with the covenants contained in Articles IX and X hereof.

                  (iii) Payment at Closing; Fee Letters. There shall have been paid by the Borrower to the Agent and the Lenders the fees set forth or referenced in Section 4.3 and any other accrued and unpaid fees or commissions due hereunder (including, without limitation, legal fees and expenses), and to any other Person such amount as may be due thereto in connection with the transactions contemplated hereby, including all taxes, fees and other charges in connection with the execution, delivery, recording, filing and registration of any of the Loan Documents. The Agent shall have received duly authorized and executed copies of the fee letter agreement referred to in Section 4.3(b).

         (e) Miscellaneous.

            (i) Notice of Borrowing. The Agent shall have received a Notice of Borrowing from the Borrower in accordance with Section 2.3(a), and a written notice in the form attached hereto as Exhibit G (a "Notice of Account Designation") specifying the account or accounts to which the proceeds of any Loans made after the Closing Date are to be disbursed.

            (ii) Proceedings and Documents. All opinions, certificates and other instruments and all proceedings in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to the Lenders. The Lenders shall have received copies of all other instruments and other evidence as the Lender may reasonably request, in form and substance satisfactory to the Lenders, with respect to the transactions contemplated by this Agreement and the taking of all actions in connection therewith.

            (iii) Due Diligence and Other Documents. The Borrower shall have delivered to the Agent such other documents, certificates and opinions as the Agent reasonably requests, including without limitation copies of each document evidencing or governing the Subordinated Debt, certified by a secretary or assistant secretary of the Borrower as a true and correct copy thereof.

      SECTION 5.3 Conditions to All Loans and Letters of Credit. The obligations of the Lenders to make any Loan or issue any Letter of Credit is subject to the satisfaction of the following conditions precedent on the relevant borrowing or issue date, as applicable:

            (a) Continuation of Representations and Warranties. The representations and warranties contained in Article VI shall be true and correct in all material respects on and as of such borrowing or issuance date with the same effect as if made on and as of such date (except and to the extent that such representations and warranties relate to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date).

            (b) No Existing Default. No Default or Event of Default shall have occurred and be continuing hereunder (i) on the borrowing date with respect to such Loan or after giving effect to the Loans to be made on such date or (ii) on the issue date with respect to such Letter of Credit or after giving effect to such Letter of Credit on such date.

            (c) Officer's Compliance Certificate; Additional Documents. The Agent shall have received the current Officer's Compliance

      Certificate and each additional document, instrument, legal opinion or other item of information reasonably requested by it.



                                   ARTICLE VI

               REPRESENTATIONS AND WARRANTIES OF THE BORROWER

      SECTION 6.1 Representations and Warranties. To induce the Agent to enter into this Agreement and the Lenders to make the Loans or issue or participate in the Letters of Credit, the Borrower hereby represents and warrants to the Agent and Lenders that:

            (a) Organization; Power; Qualification. Each of the Borrower and the Consolidated Entities is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, has the power and authority to own its properties and to carry on its business as now being and hereafter proposed to be conducted and is duly qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification and authorization. The jurisdictions in which the Borrower and the Consolidated Entities are organized and qualified to do business are described on Schedule 6.1(a).

            (b) Ownership. Each Consolidated Entity of the Borrower is listed on
      Schedule 6.1(b). The capitalization of the Borrower and the Consolidated Entities is described on Schedule 6.1(b). All outstanding shares of stock have been duly authorized and validly issued and are fully paid and nonassessable. The equity owners of the Consolidated Entities of the Borrower and the ownership interest of each is described on Schedule 6.1(b). There are no outstanding stock purchase warrants, subscriptions, options, securities, instruments or other rights of any type or nature whatsoever, which are convertible into, exchangeable for or otherwise provide for or permit the issuance of capital stock of the Borrower or the Consolidated Entities, except as described on Schedule 6.1(b).

            (c) Authorization of Agreement, Loan Documents and Borrowing. Each of the Borrower and the Wholly-Owned Entities has the right, power and authority and has taken all necessary corporate and other action to authorize the execution, delivery and performance of this Agreement and each of the other Loan Documents to which it is a party in accordance with their respective terms. This Agreement and each of the other Loan Documents have been duly executed and delivered by the duly authorized officers of the

      Borrower and each of the Wholly-Owned Entities party thereto, and each such document constitutes the legal, valid and binding obligation of the Borrower or its Subsidiary party thereto, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal debtor relief laws from time to time in effect which affect the enforcement of creditors' rights in general and the availability of equitable remedies.

            (d) Compliance of Agreement, Loan Documents and Borrowing with Laws, Etc. The execution, delivery and performance by the Borrower and the Wholly-Owned Entities of the Loan Documents to which each such Person is a party, in accordance with their respective terms, the borrowings hereunder and the transactions contemplated hereby do not and will not, by the passage of time, the giving of notice or otherwise, (i) require any Governmental Approval or violate any Applicable Law relating to the Borrower or any of the Wholly-Owned Entities, (ii) conflict with, result in a breach of or constitute a default under the articles of incorporation, bylaws or other organizational documents of the Borrower or any of the Wholly-Owned Entities or any indenture, agreement or other instrument to which such Person is a party or by which any of its properties may be bound or any Governmental Approval relating to such Person, which conflict, breach or default could not reasonably be expected to have a Material Adverse Effect, or (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by such Person other than Liens arising under the Loan Documents.

            (e) Compliance with Law; Governmental Approvals. Each of the Borrower and the Consolidated Entities (i) has all Governmental Approvals required by any Applicable Law for it to conduct its business, each of which is in full force and effect, is final and not subject to review on appeal and is not the subject of any pending or, to the best of its knowledge, threatened attack by direct or collateral proceeding, and (ii) is in compliance with each Governmental Approval applicable to it and in compliance with all other Applicable Laws relating to it or any of its respective properties, except for such violations which could not reasonably be expected to have a Material Adverse Effect.

            (f) Tax Returns and Payments. Each of the Borrower and the Consolidated Entities has duly filed or caused to be filed all federal, state, local and other tax returns required by Applicable Law to be filed, and has paid, or made adequate provision for the payment of, all federal, state, local and other taxes, assessments and governmental charges or levies upon it and its property, income, profits and assets which are due and payable except for any taxes which are not federal income taxes and the failure to pay which could not reasonably be expected to have a Material Adverse Effect. No Governmental Authority has asserted any Lien or other claim against the Borrower or the Consolidated Entities with respect to unpaid taxes which has not been discharged or resolved or as to which the Borrower or Consolidated Entity is contesting and for which appropriate reserves have been established. The charges, accruals and reserves on the books of the Borrower and any of the Consolidated Entities in respect of federal, state, local and other taxes for all Fiscal Years and portions thereof since the organization of the Borrower and any of the Consolidated Entities are in the judgment of the Borrower adequate, and the Borrower does not anticipate any additional taxes or assessments for any of such years in excess of amounts reserved therefor.

            (g) Intellectual Property Matters. Each of the Borrower and the Consolidated Entities owns or possesses rights to use all franchises, licenses, copyrights, copyright applications, patents, patent rights or licenses, patent applications, trademarks, trademark rights, trade names, trade name rights, copyrights and rights with respect to the foregoing which are required to conduct its business, except where the failure could not reasonably be expected to have a Material Adverse Effect. No event has occurred which permits, or after notice or lapse of time or both would permit, the revocation or termination of any such rights, and neither the Borrower nor any of the Consolidated Entities is liable to any Person for infringement under Applicable Law with respect to any such rights as a result of its business operations.


            (h) Environmental Matters. Except as disclosed in the environmental assessment reports and the executive summaries of environmental assessment reports listed on Schedule 6.1(h):

                  (i) The properties of the Borrower and the Consolidated
            Entities do not contain, and to their knowledge have not previously contained, any Hazardous Materials in amounts or concentrations which (A) constitute or constituted a violation of, or (B) could give rise to liability under, applicable Environmental Laws;

                  (ii) Such properties and all operations conducted in
            connection therewith have been in compliance, at the time of the action in question, with all applicable Environmental Laws, except where such non-compliance could not reasonably be expected to have a Material Adverse Effect, and to the knowledge of the Borrower there is no contamination at or under such properties or such operations which could interfere with the continued operation of such properties or reasonably be expected to impair the fair saleable value thereof;

                  (iii) Neither the Borrower nor any Consolidated Entity has
            received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of their properties or the operations conducted in connection therewith, nor does the Borrower or any Consolidated Entity have knowledge or reason to believe that any such notice will be received or is being threatened;

                  (iv) To the knowledge of the Borrower, Hazardous Materials have not been transported or disposed of from the properties of the Borrower and the Consolidated Entities in violation of, or in a manner or to a location which could give rise to liability under, Environmental Laws, except where such liability could not reasonably be expected to have a Material Adverse Effect, nor to the knowledge of the Borrower have any Hazardous Materials been generated, treated, stored or disposed of at, on or under any of such properties in violation of, or in a manner that could give rise to liability under, any applicable Environmental Laws, except where such liability could not reasonably be expected to have a Material Adverse Effect;

                  (v) No judicial proceedings or governmental or administrative action is pending, or, to the knowledge of the Borrower, threatened, under any Environmental Law to which the Borrower or any of the Consolidated Entities is or will be named as a party with respect to such properties or operations conducted in connection therewith, nor to the knowledge of the Borrower are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to such properties or such operations, which if adversely determined could reasonably be expected to have a Material Adverse Effect, individually or in the aggregate; and

                  (vi) To the knowledge of the Borrower, there has been no
            release or threat of release of Hazardous Materials at or from such properties, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws.

            (i) ERISA. Except to the extent the following would not reasonably be expected to have a Material Adverse Effect:

                  (i) Neither the Borrower nor any ERISA Affiliate maintains or contributes to, or has any obligation under, any Employee Benefit Plans other than those identified on Schedule 6.1(i);

                  (ii) The Borrower and each ERISA Affiliate is in material
            compliance with all applicable provisions of ERISA and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans except for any required amendments for which the remedial amendment period as defined in Section 401(b) of the Code has not yet expired. Each Employee Benefit Plan maintained by Borrower or an ERISA Affiliate that is intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified, and each trust related to such plan has been determined to be exempt under Section 501(a) of the Code. No liability has been incurred by the Borrower or any ERISA Affiliate which remains unsatisfied for any taxes or penalties with respect to any Employee Benefit Plan or any Multiemployer Plan;

                  (iii) No Pension Plan has any accumulated funding deficiency
            (as defined in Section 412 of the Code) been incurred (without regard to any waiver granted under Section 412 of the Code), nor has any funding waiver from the Internal Revenue Service been received or requested with respect to any Pension Plan, nor has the Borrower or any ERISA Affiliate failed to make any contributions or to pay any amounts due and owing as required by Section 412 of the Code,
            Section 302 of ERISA or the terms of any Pension Plan prior to the due dates of such contributions under Section 412 of the Code or
            Section 302 of ERISA, nor has there been any event requiring any disclosure under Section 4041(c)(3)(C) or 4063(a) of ERISA with respect to any Pension Plan;

                  (iv) Neither the Borrower nor any ERISA Affiliate has: (A)
            engaged in a nonexempt prohibited transaction described in Section 406 of the ERISA or Section 4975 of the Code, (B) incurred any liability to the PBGC which remains outstanding other than the payment of premiums and there are no premium payments which are due and unpaid, (C) failed to make a required contribution or payment to a Multiemployer Plan, or (D) failed to make a required installment or other required payment under Section 412 of the Code;

                  (v) No Termination Event has occurred or is reasonably expected to occur; and

                  (vi) No proceeding, claim, lawsuit and/or investigation is existing or, to the best knowledge of the Borrower after due inquiry, threatened concerning or involving any (A) employee welfare benefit plan (as defined in Section 3(1) of ERISA) currently maintained or contributed to by the Borrower or any ERISA Affiliate,
            (B) Pension Plan or (C) Multiemployer Plan.

            (j) Margin Stock. Neither the Borrower nor any Consolidated Entity is engaged principally or as one of its activities in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" (as each such term is defined or used in Regulations G and U of the Board of Governors of the Federal Reserve System). No part of the proceeds of any of the Loans or Letters of Credit will be used for purchasing or carrying margin stock or for any purpose which violates, or which would be inconsistent with, the provisions of Regulation G, T, U or X of such Board of Governors.

            (k) Government Regulation. Neither the Borrower nor any Consolidated Entity is an "investment company" or a company "controlled" by an "investment company" (as each such term is defined or used in the Investment Company Act of 1940, as amended) and neither the Borrower nor any Subsidiary thereof is, or after giving effect to any Extension of Credit will be, subject to regulation under the Public Utility Holding Company Act of 1935 or the Interstate Commerce Act, each as amended, or any other Applicable Law which limits its ability to incur or consummate the transactions contemplated hereby.

            (l) Loans Constitute Senior Debt. The Loans constitute and will constitute "Senior Debt," as defined in the 1992 Indenture and the 1995 Indenture.

            (m) Employee Relations. Each of the Borrower and its Consolidated Entities has a stable work force in place and is not, except as set forth on Schedule 6.1(m), party to any collective bargaining agreement nor has any labor union been recognized as the representative of its employees. The Borrower knows of no pending, threatened or contemplated strikes, work stoppage or other collective labor disputes involving its employees or those of the Consolidated Entities.

            (n) Burdensome Provisions. Neither the Borrower nor any Consolidated Entity is a party to any indenture, agreement, lease or other instrument, or subject to any corporate or partnership restriction, Governmental Approval or Applicable Law which is so unusual or burdensome as in the foreseeable future could be reasonably expected to have a Material Adverse Effect. The Borrower and the Consolidated Entities do not presently anticipate that future expenditures needed to meet the provisions of any statutes, orders, rules or regulations of a Governmental Authority will be so burdensome as to have a Material Adverse Effect.

            (o) Financial Statements. The (i) Consolidated balance sheet of the Borrower and the Consolidated Entities as of June 30, 1996 and the related statements of income and stockholders equity and cash flows for the Fiscal Year then ended and (ii) unaudited Consolidated balance sheet of the Borrower and the Consolidated Entities as of December 31, 1996 and related unaudited interim statements of income and stockholders equity, copies of which have been furnished to the Agent and each Lender, are complete and correct and fairly present the assets, liabilities and financial position of the Borrower and the Consolidated Entities as at such dates, and the results of the operations and changes of financial position for the periods then ended. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP. The Borrower and the Consolidated Entities have no Debt, obligation or other unusual forward or long-term commitment which is not fairly reflected in the foregoing financial statements or in the notes thereto.

            (p) No Material Adverse Change. Since December 31, 1996, there has been no material adverse change in the properties, business, operations, prospects, or condition (financial or otherwise) of the Borrower and the Consolidated Entities and no event has occurred or condition arisen that could reasonably be expected to have a Material Adverse Effect.

            (q) Solvency. As of the Closing Date and after giving effect to each Extension of Credit made hereunder, the Borrower and each of the Consolidated Entities will be Solvent.

            (r) Titles to Properties. Each of the Borrower and the Consolidated Entities has such title to the real property owned by it as is necessary or desirable to the conduct of its business and valid and legal title to all of its personal property and assets, to the extent failure to have such title to such real property or personal property could reasonably be expected to have a Material Adverse Effect, including, but not limited to, those reflected on the balance sheets of the Borrower and the Consolidated Entities delivered pursuant to Section 6.1(o), except those which have been disposed of by the Borrower or the Consolidated Entities subsequent to such date which dispositions have been in the ordinary course of business or as otherwise expressly permitted hereunder.

            (s) Liens. None of the properties and assets of the Borrower or any of the Consolidated Entities is subject to any Lien, except Liens permitted pursuant to Section 10.3.

            (t) Debt and Contingent Obligations. Schedule 6.1(t) is a complete and correct listing of all Debt and Contingent Obligations of the Borrower and the Consolidated Entities in excess of $2,000,000. The Borrower and the Consolidated Entities have performed and are in compliance with all of the terms of such Debt and Contingent Obligations and all instruments and agreements relating thereto, and no default or event of default, or event or condition which with notice or lapse of time or both would constitute such a default or event of default on the part of the Borrower or the Consolidated Entities exists with respect to any such Debt or Contingent Obligation.

            (u) Litigation. Except as set forth on Schedule 6.1(u), there are no actions, suits or proceedings pending nor, to the knowledge of the Borrower, threatened against or in any other way relating adversely to or affecting the Borrower or any of the Consolidated Entities or any of their respective properties in any court or before any arbitrator of any kind or before or by any Governmental Authority, which if adversely determined would have a Material Adverse Effect.

            (v) Absence of Defaults. No event has occurred or is continuing which constitutes a Default or an Event of Default, and, except to the extent such event would not have a Material Adverse Effect, no event has occurred and is continuing which constitutes, or which with the passage of time or giving of notice or both would constitute, a default or event of default by the Borrower or any of the Consolidated Entities under any material contract or judgment, decree or order to which the Borrower or the Consolidated Entities is a party or by which the Borrower or the Consolidated Entities or any of their respective properties may be bound or which would require the Borrower or the Consolidated Entities to make any payment thereunder prior to the scheduled maturity date therefor.

            (w) Accuracy and Completeness of Information. All written information, reports and other papers and data produced by or on behalf of the Borrower or any of the Consolidated Entities and furnished to the Lenders were, at the time the same were so furnished, complete and correct in all respects to the extent necessary to give the recipient a true and accurate knowledge of the subject matter. No document furnished or written statement made to the Agent or the Lenders by the Borrower or any of the Consolidated Entities in connection with the negotiation, preparation or execution of this Agreement or any of the Loan Documents contains or will contain any untrue statement of a fact material to the creditworthiness of the Borrower or the Consolidated Entities or omits or will omit to state a fact necessary in order to make the statements contained therein not misleading. The Borrower is not aware of any facts which it has not disclosed in writing to the Agent having a Material Adverse Effect, or insofar as the Borrower can now foresee, could reasonably be expected to have a Material Adverse Effect.

            (x) Reimbursement from Third Party Payors. The accounts receivable of the Borrower and its Consolidated Entities have been and will continue to be recorded in accordance with GAAP to reflect currently known reimbursement policies of third party payors such as Medicare, Medicaid, Blue Cross/Blue Shield, private insurance companies, health maintenance organizations, preferred provider organizations, alternative delivery systems, managed care systems and other third party payors. The recorded accounts receivable set forth in financial statements of the Borrower and its Consolidated Entities relating to such third party payors, in the aggregate, do not and shall not exceed amounts the Borrower and its Consolidated Entities reasonably expect to receive under any capitation arrangement, fee schedule, discount formula, cost-based reimbursement or other adjustment or limitation to the usual charges of such Person, except for inaccuracies in such amounts as would not reasonably be expected to have a Material Adverse Effect.

            (y) Fraud and Abuse. Neither the Borrower nor any Consolidated Entity, nor to the knowledge of the Borrower or any of its Consolidated Entities, any of its stockholders, officers or directors have engaged on behalf of the Borrower or any Consolidated Entity in any of the following:
      (i) knowingly and willfully making or causing to be made a false statement or representation of a material fact in any applications for any benefit or payment under the Medicare or Medicaid program; (ii) knowingly and willfully making or causing to be made any false statement or representation of a material fact for use in determining rights to any benefit or payment under the Medicare or Medicaid program; (iii) knowingly and willfully soliciting or receiving any remuneration (including any kickback, bribe or rebate), directly or indirectly, overtly or covertly, in cash or in kind or offering to pay such remuneration (a) in return for referring an individual to a Person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by Medicare or Medicaid, or (b) in return for purchasing, leasing or ordering or arranging for or recommending the purchasing, leasing or ordering of any good, facility, service, or item for which payment may be made in whole or in part by Medicare or Medicaid to the extent that any such actions described above would reasonably be expected to have a Material Adverse Effect. For purposes of this subsection, "knowingly" and the like shall mean knowledge of the senior officers of the Borrower or a Consolidated Entity. With respect to this Section, knowledge by any senior officer of the Borrower or a Consolidated Entity of any of the events described in this Section shall not be imputed to the Borrower or such Consolidated Entity unless such knowledge was obtained or learned by a senior officer in his or her official capacity as a senior officer of the Borrower or such Consolidated Entity. No activity of the Borrower or any Consolidated Entity shall be considered to be a breach of this Section, except in the case of a knowing and willful violation thereof, until the Borrower or such Consolidated Entity has received notification, written or oral, by a Governmental Authority of competent jurisdiction as to any such violation; provided that receipt of such notice, in and of itself, shall not be deemed to breach this representation.

      SECTION 6.2 Survival of Representations and Warranties, Etc. All representations and warranties set forth in this Article VI and all representations and warranties contained in any certificate, or any of the Loan Documents (including but not limited to any such representation or warranty made in or in connection with any amendment thereto) shall constitute representations and warranties made under this Agreement. All representations and warranties made under this Agreement shall be made or deemed to be made at and as of the Closing Date, shall survive the Closing Date and shall not be waived by the execution and delivery of this Agreement, any investigation made by or on behalf of the Lenders or any borrowing hereunder.



                                   ARTICLE VII

                        FINANCIAL INFORMATION AND NOTICES

      Until all the Obligations have been finally and indefeasibly paid and satisfied in full and the Commitments terminated, unless consent has been obtained in the manner set forth in Section 13.11 hereof, the Borrower will furnish or cause to be furnished to each of the Lenders at their respective addresses as set forth on Schedule 1.1(b), or such other office as may be designated by the Agent and Lenders from time to time:

      SECTION 7.1   Financial Statements.

      (a) Not later than 45 days after the end of the first three fiscal quarters of each year, a balance sheet and a statement of income of the Borrower and its Consolidated Entities on a consolidated basis for such quarter and for the period beginning on the first day of the fiscal year and ending on the last day of such quarter (in sufficient detail to indicate compliance by the Borrower and its Consolidated Entities with the financial covenants set forth in Article
IX) and certified by the chief executive officer, chief operating officer, chief financial officer, treasurer or controller of the Borrower, and such other information and documentation as the Borrower regularly sends to its Board of Directors for each quarter (which information and documentation shall include, at a minimum, the information and documentation contained in the sample thereof delivered by the Borrower to the Agent prior to the Closing Date); each certificate provided pursuant to this clause (a) shall state that, except as disclosed in such certificate (i) on the date of such certificate the representations and warranties set forth in this Agreement and all the other Loan Documents are true and correct in all material respects on and as of such date with the same effect as though such representations and warranties had been made on such date (except as to any representation which by its terms relates to a different specific date) except to the extent any inaccuracy would not have a Material Adverse Effect, and (ii) no Default or Event of Default has occurred and is continuing as of such date or, if such certificate discloses that a Default or Event of Default has occurred and is continuing as of such date, such certificate shall describe such Default or Event of Default in reasonable detail and state what action, if any, the Borrower is taking or proposes to take with respect thereto;

      (b) Not later than 100 days after the end of each fiscal year, financial statements (including a balance sheet, a statement of income, a statement of changes in stockholders' equity and a statement of cash flows) of the Borrower and its Consolidated Entities on a consolidated basis for such fiscal year (in sufficient detail to indicate compliance by the Borrower and its Consolidated Entities with the financial covenants set forth in Article IX), together with statements in comparative form for the preceding fiscal year, and accompanied by an opinion of certified public accountants reasonably acceptable to the Required Lenders, which opinion shall state in effect that such financial statements (i) were audited using generally accepted auditing standards, (ii) were prepared in accordance with GAAP applied on a consistent basis and (iii) present fairly the financial condition and results of operations of the Borrower and its Consolidated Entities for the periods covered;

      (c) Not later than forty-five (45) days after the end of each fiscal quarter, a certificate duly signed by the chief executive officer, chief operating officer, chief financial officer, treasurer or controller of the Borrower setting forth the Total Leverage Ratio for the period of four consecutive fiscal quarters ending with such quarter-end and setting forth the computations employed in calculating the ratio ("Margin Certificate");

      (d) At each time financial statements are delivered pursuant to Sections 7.1(a) or (b), a compliance certificate duly executed by the President, Treasurer, chief financial officer or Controller of the Borrower substantially in the form of Exhibit E attached hereto ("Officer's Compliance Certificate");

      (e) Promptly upon written request by the Agent, copies of all reports, management letters and other documents submitted to the Borrower by independent accountants in connection with any annual or interim audit of the books of the Borrower or Consolidated Entity made by such accountants;

      (f) Promptly after the distribution thereof to the stockholders of the Borrower or the filing thereof with the Securities and Exchange Commission, as the case may be, copies of all statements, reports, notices and filings distributed by the Borrower to its stockholders or filed with the Securities and Exchange Commission (including reports on SEC Forms 10-K, 10-Q and 8-K);

      (g) Promptly after the Borrower knows or has reason to know of the occurrence of any "reportable event" under Section 4043 of ERISA applicable to the Borrower or other ERISA Affiliate, a certificate of the chief executive officer, chief operating officer, chief financial officer, treasurer or controller of the Borrower setting forth the details as to such "reportable event" and the action that the Borrower or other ERISA Affiliate has taken or will take with respect thereto, and promptly after the filing or receiving thereof, copies of all reports and notices respecting such reportable event that the Borrower or other ERISA Affiliate files under ERISA with the Internal Revenue Service, the Pension Benefit Guaranty Corporation or the United States Department of Labor; and

      (h) As soon as practicable, such other information regarding any Facility or the business affairs, financial condition or operations of the Borrower or its Consolidated Entities as the Agent or the Required Lenders shall reasonably request from time to time or at any time.

      SECTION 7.2 Notice of Litigation and Other Matters. Prompt (but in no event later than ten (10) days after an officer of the Borrower obtains knowledge thereof) written notice of:

            (a) the commencement of all proceedings and investigations by or before any Governmental Authority and all actions and proceedings in any court or before any arbitrator against or involving the Borrower or any Consolidated Entity or any of their respective properties, assets or businesses which, if adversely determined, would have a Material Adverse Effect;

            (b) any notice of any violation received by the Borrower or any Consolidated Entity from any Governmental Authority including, without limitation, any notice of violation of Environmental Laws which in any such case could reasonably be expected to have a Material Adverse Effect;

            (c) any labor controversy that has resulted in, or threatens to result in, a strike or other work action against the Borrower or any Consolidated Entity thereof which would have a Material Adverse Effect;

            (d) any attachment, lien, levy or order exceeding $500,000 that may be assessed against or threatened against the Borrower or any Consolidated Entity;

            (e) any Default or Event of Default, or any event which constitutes or which with the passage of time or giving of notice or both would constitute a default under any material contract to which the Borrower or any Consolidated Entity is a party or by which the Borrower or any Consolidated Entity or any of their respective properties may be bound if such default could be expected to have a Material Adverse Effect;

            (f) (i) any unfavorable determination letter from the Internal Revenue Service regarding the qualification of an Employee Benefit Plan under Section 401(a) of the Code (along with a copy thereof), (ii) all notices received by the Borrower or any ERISA Affiliate of the PBGC's intent to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan, (iii) all notices received by the Borrower or any ERISA Affiliate from a Multiemployer Plan sponsor concerning the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA and (iv) the Borrower obtaining knowledge or reason to know that the Borrower or any ERISA Affiliate has filed or intends to file a notice of intent to terminate any Pension Plan under a distress termination within the meaning of Section 4041(c) of ERISA;

            (g) the commencement of any investigation, action, suit or proceeding before any Governmental Authority involving the condemnation or taking under the power of eminent domain of any of its property or the property of any Consolidated Entity to the extent such condemnation or taking would have a Material Adverse Effect; and

            (h) any event which makes any of the representations set forth in Section 6.1 inaccurate in any respect, to the extent such inaccuracy could reasonably be expected to have a Material Adverse Effect.

      SECTION 7.3 Loss of Accreditation, Etc. Within 20 days of the receipt by the Borrower or any Consolidated Entity, copies of (A) all notices of loss of Joint Commission on Accreditation of Healthcare Organizations accreditation, loss of participation under any material governmental reimbursement program or loss of applicable material health care licenses at any Facility owned or leased by the Borrower or any Consolidated Entity; and (B) all other material deficiency notices, compliance orders or adverse reports issued by any Governmental Authority or accreditation commission having jurisdiction over licensing, accreditation or operation of a Facility or by any Governmental Authority, which, if not promptly complied with or cured, could result in the suspension or forfeiture of any license, certification, or accreditation necessary for the Facility to carry on its business as then conducted or the termination of any material governmental reimbursement program available to the Facility;

      SECTION 7.4 Accuracy of Information. All written information, reports, statements and other papers and data furnished by or on behalf of the Borrower to the Agent or any Lender (other than financial fore casts) whether pursuant to this Article VII or any other provision of this Agreement, or any of the Security Documents, shall be, at the time the same is so furnished, complete and correct in all material respects to the extent necessary to give the Agent or any Lender complete, true and accurate knowledge of the subject matter based on the Borrower's knowledge thereof.



                                  ARTICLE VIII

                              AFFIRMATIVE COVENANTS

      Until all of the Obligations have been finally and indefeasibly paid and satisfied in full and the Commitments terminated, unless consent has been obtained in the manner provided for in Section 13.11, the Borrower will, and will cause each of its Consolidated Entities which is a Guarantor to:

      SECTION 8.1 Preservation of Existence and Related Matters. Except as permitted by Section 10.5, preserve and maintain its separate legal existence and all rights, franchises, licenses and privileges necessary to the conduct of its business, and qualify and remain qualified as a foreign corporation and authorized to do business in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect.

      SECTION 8.2 Maintenance of Property. Protect and preserve all properties useful in and material to its business, including copyrights, patents, trade names and trademarks; maintain in good working order and condition all buildings, equipment and other tangible real and personal property, ordinary wear and tear excepted; and from time to time make or cause to be made all renewals, replacements and additions to such property necessary for the conduct of its business, so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

      SECTION 8.3 Insurance. Maintain insurance with financially sound and reputable insurance companies against such risks and in such amounts as are customarily maintained by similar businesses and as may be required by Applicable Law, and on the Closing Date and from time to time thereafter deliver to the Agent upon its request a detailed list of the insurance then in effect, stating the names of the insurance companies, the amounts of the insurance, the dates of the expiration thereof and the properties and risks covered thereby.

      SECTION 8.4 Accounting Methods and Financial Records. Maintain a system of accounting, and keep such books, records and accounts (which shall be true and complete in all material respects) as may be required or as may be necessary to permit the preparation of financial statements in accordance with GAAP and in compliance with the regulations of any Governmental Authority having jurisdiction over it or any of its properties.

      SECTION 8.5 Payment and Performance of Obligations. Pay and perform all Obligations under this Agreement and the other Loan Documents, and pay or perform (a) all taxes, assessments and other governmental charges that may be levied or assessed upon it or any of its property, and (b) all other indebtedness, obligations and liabilities in accordance with customary trade practices; which if not paid would have a Material Adverse Effect; provided, that the Borrower or such Consolidated Entity may contest any item described in this Section 8.5 in good faith so long as adequate reserves are maintained with respect thereto in accordance with GAAP.

      SECTION 8.6 Compliance With Laws and Approvals. To the extent failure to do so would have a Material Adverse Effect, observe and remain in compliance with all Applicable Laws and maintain in full force and effect all Governmental Approvals, in each case applicable to the conduct of its business; keep in full force and effect all licenses, certifications or accreditations necessary for any Facility to carry on its business; and not permit the termination of any insurance or reimbursement program available to any Facility.

      SECTION 8.7 Environmental Laws. In addition to and without limiting the generality of Section 8.6, and to the extent failure to do so would have a Material Adverse Effect, (a) comply with, and ensure such compliance by all tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply with and maintain, and ensure that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, (b) conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws, and promptly comply with all lawful orders and directives of any Governmental Authority regarding Environmental Laws, and
(c) defend, indemnify and hold harmless the Agent and the Lenders, and their respective parents, Subsidiaries, Affiliates, employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of, noncompliance with or liability under any Environmental Laws applicable to the operations of the Borrower or such Consolidated Entity, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, reasonable attorney's and consultant's fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing directly result from the gross negligence or willful misconduct of the party seeking indemnification therefor.

      SECTION 8.8 Compliance with ERISA. In addition to and without limiting the generality of Section 8.6, (a) comply with all applicable provisions of ERISA and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans, (b) not take any action or fail to take action the result of which could be a liability to the PBGC or to a Multiemployer Plan, (c) not participate in any prohibited transaction that could result in any civil penalty under ERISA or tax under the Code, (d) operate each Employee Benefit Plan in such a manner that will not incur any tax liability under Section 4980B of the Code or any liability to any qualified beneficiary as defined in Section 4980B of the Code and (e) furnish to the Agent upon the Agent's request such additional information about any Employee Benefit Plan as may be reasonably requested by the Agent.

      SECTION 8.9 Compliance With Agreements. Comply in all respects with each term, condition and provision of all leases, agreements and other instruments entered into in the conduct of its business to the extent failure to so comply would have a Material Adverse Effect; provided, that the Borrower or any Consolidated Entity may contest any such lease, agreement or other instrument in good faith through applicable proceedings so long as adequate reserves are maintained in accordance with GAAP.

      SECTION 8.10 Visits and Inspections. Provided that the Agent and the Lenders use reasonable efforts to minimize disruption to the business of the Borrower and the Consolidated Entities, permit representatives of the Agent or any Lender, from time to time, to visit and inspect its properties; inspect, audit and make extracts from its books, records and files, including, but not limited to, management letters prepared by independent accountants; and discuss with its principal officers, and its independent accountants, its business, assets, liabilities, financial condition, results of operations and business prospects.

      SECTION 8.11 Wholly-Owned Entities. Concurrently with the creation or acquisition of any Wholly-Owned Entity (a) cause it to execute and deliver to the Agent a supplement to the Guaranty Agreement delivered on the Closing Date substantially in the form of Exhibit A to such Guaranty Agreement and (b) cause to be delivered to the Agent such other documents as the Agent or Required Lenders shall reasonably request in connection therewith, including without limitation, officers' certificates, financial statements, opinions of counsel, resolutions, charter documents, certificates of existence and authority to do business and any other closing certificates and documents described in Section 5.2.

      SECTION 8.12 Further Assurances. Make, execute and deliver all such additional and further acts, things, deeds and instruments as the Agent or any Lender may reasonably require to document and consummate the transactions contemplated hereby and to vest completely in and insure the Agent and the Lenders their respective rights under this Agreement, the Notes, the Letters of Credit and the other Loan Documents.



                                   ARTICLE IX

                               FINANCIAL COVENANTS

      Until all of the Obligations have been finally and indefeasibly paid and satisfied in full and the Commitments terminated, unless consent has been obtained in the manner set forth in Section 13.11 hereof, the Borrower and its Consolidated Entities on a Consolidated basis will not:

      SECTION 9.1 Total Leverage Ratio. As of any fiscal quarter end, permit the ratio of (i) Total Debt as of such date to (ii) EBITDA for the period of four
(4) consecutive fiscal quarters ending on such date (the "Total Leverage Ratio"), to exceed 3.25 to 1.00.

      SECTION 9.2 Senior Leverage Ratio. As of any fiscal quarter end, permit the ratio of (i) Senior Debt as of such date to (ii) EBITDA, for the period of four (4) consecutive fiscal quarters ending on such date, to exceed 2.50 to 1.00.

      SECTION 9.3 Fixed Charge Coverage Ratio. As of any fiscal quarter end, permit the ratio of (i) Net Income Available for Debt Service for the period of four (4) consecutive fiscal quarters ending on such date to (ii) the sum of (x) for such four-quarter period (A) Operating Lease Payments, (B) Interest Expense and (C) minority interests plus (y) as of such quarter end, current maturities of long-term Debt to be less than 1.50 to 1.00.

      SECTION 9.4 Debt to Capital Ratio. As of any fiscal quarter end, permit the ratio of Total Debt to Total Capitalization to exceed (a) 0.60 to 1.00.

      SECTION 9.5 Consolidated Net Worth. As of any fiscal quarter end, permit Consolidated Net Worth to be less than the sum of (a) $450,000,000 plus (b) 80% of cumulative Consolidated Net Income (if positive) after the Closing Date plus
(c) 90% of the proceeds from any equity offerings (net of offering and professional fees and expenses) and any other capital contributions since the Closing Date.



                                    ARTICLE X

                               NEGATIVE COVENANTS

      Until all of the Obligations have been finally and indefeasibly paid and satisfied in full and the Commitments terminated, unless consent has been obtained in the manner set forth in Section 13.11 hereof, the Borrower will not and will not permit any of its Consolidated Entities to:

      SECTION 10.1 Limitations on Debt. Create, incur, assume or suffer to exist any Debt except:

            (a)   the Obligations;

            (b)   Subordinated Debt;

            (c) Debt existing on the Closing Date and not otherwise permitted under this Section 10.1, as set forth on Schedule 6.1(t) and the renewal and refinancing (but not the increase) thereof;

            (d) Debt arising under the endorsement of negotiable instruments in the ordinary course of business for collection;

            (e) Debt permitted under Section 10.4(c);

            (f) other Debt and Contingent Obligations not to exceed an aggregate of $75,000,000 (on a consolidated basis for the Borrower and its Consolidated Entities) at any time outstanding; and

            (g) Debt arising out of the recourse sale of certain of the accounts receivable of the Borrower and its Consolidated Entities to the extent otherwise permitted under this Agreement;

      provided, that none of the Debt permitted to be incurred by this Section shall restrict, limit or otherwise encumber (by covenant or otherwise) the ability of any Consolidated Entity of the Borrower to make any payment to the Borrower or any other Consolidated Entity (in the form of dividends, intercompany advances or otherwise) for the purpose of enabling the Borrower to pay the Obligations.

      SECTION 10.2 Limitations on Contingent Obligations. Create, incur, assume or suffer to exist any Contingent Obligations except as permitted under Section
10.1 above.

      SECTION 10.3 Limitations on Liens. Create, incur, assume or suffer to exist, any Lien on or with respect to any of its assets or properties (including without limitation shares of capital stock or other ownership interests), real or personal, whether now owned or hereafter acquired, except:

            (a) Liens for taxes, assessments and other governmental charges (excluding any Lien imposed pursuant to any of the provisions of ERISA or Environmental Laws) that are not delinquent or that are being contested in good faith by appropriate proceedings duly pursued, and adequate reserves for which have been established and are being maintained;

            (b) mechanics', materialmen's, contractor's, landlord's or other similar Liens arising in the ordinary course of business, securing obligations that are not delinquent or that are being contested in good faith by appropriate proceedings duly pursued, and adequate reserves for which have been established and are being maintained;

            (c) Liens constituting restrictions, exceptions, reservations, easements, conditions, space leases of a portion of a property limitations and other matters of record that do not materially adversely affect the value or utility of the property or the use to which the property is being put;

            (d) Liens (including Liens arising under leases, whether operating leases or Capital Leases) on equipment used in a Facility (a) that secure Debt that already existed when such equipment was purchased or acquired, or (b) that were created to secure loans, the proceeds of which were used in their entirety to pay the purchase price of such equipment or were created to acquire the right to use such equipment under leases, provided that such Liens attach only to the equipment so purchased or the use of which so acquired;

            (e) Liens consisting of deposits or pledges made in the ordinary course of business in connection with, or to secure payment of, obligations under workers' compensation, unemployment insurance or similar legislation or obligations under customer service contracts;

            (f) Liens in favor of landlords, the amount secured by which would not, in the aggregate, materially adversely affect the Borrower;

            (g) Liens not otherwise permitted by this Section 10.3 and in existence on the Closing Date and described on Schedule 10.3;

            (h) Liens on the property of a Consolidated Entity securing loans or advances made by the Borrower to such Consolidated
      Entity;

            (i) Liens securing Debt permitted under Section 10.1 in an aggregate amount not to exceed $25,000,000; provided however, that none of the Liens permitted hereunder may secure any Hedging Agreement; and

            (j) Liens and other matters approved in writing by the Agent and Required Lenders.

      SECTION 10.4 Limitations on Loans, Advances, Investments and Acquisitions. Purchase, own, invest in or otherwise acquire (including through swaps and exchanges), directly or indirectly, any capital stock, interests in any partnership or joint venture (including without limitation the creation or capitalization of any Subsidiary), evidence of Debt or other obligation or security, substantially all or a portion of the business or assets of any other Person or any other investment or interest whatsoever in any other Person, or make or permit to exist, directly or indirectly, any loans, advances or extensions of credit to, or any investment in cash or by delivery of property in, any Person, or enter into, directly or indirectly, any commitment or option in respect of the foregoing except:

            (a) Subject to Section 10.4(g), below, Investments in Consolidated Entities existing on the Closing Date and the other existing Investments described on Schedule 10.4;

            (b) Permitted Investments;

            (c) Loans or advances by:

                   (i) the Borrower to (A) a Wholly-Owned Entity or (B) subject to the limitations of Section 10.4(g)(iii), any Consolidated Entity that is not a Wholly-Owned Entity;

                   (ii) any Wholly-Owned Entity to (A) the Borrower, (B) any
            other Wholly-Owned Entity or (C) subject to the limitations of
            Section 10.4(g)(iii), any Consolidated Entity that is not a Wholly-Owned Entity; and

                   (iii) any Consolidated Entity to (A) the Borrower, (B) any
            Wholly-Owned Entity or (C) subject to the limitations of Section 10.4(g)(iii), any other Consolidated Entity that is not a Wholly-Owned Entity.

            (d) Loans and advances to employees for reasonable travel and business expenses incurred in the ordinary course of business;

            (e) Accounts receivable created, and prepaid expenses incurred, in the ordinary course of business;

            (f) Loans, advances or other extensions of credit to tenants with whom the Borrower or a Subsidiary has a business relationship in an aggregate amount not to exceed $5,000,000 at any time outstanding;

            (g) The acquisition (including any swap or exchange), directly or through an Investment in a Joint Venture which makes such acquisition, of one or more Facilities and other assets not otherwise permitted by this
      Section 10.4 (whether by the acquisition of capital stock, assets or any combination thereof), subject to the following conditions:

                  (i) if the aggregate consideration (including cash payments, deferred purchase price, earn-outs and assumed Debt) in connection with the acquisition of any Facility or other asset or the aggregate amount invested in a Joint Venture (including the Investment of both the Borrower and its Consolidated Entities) exceeds:

                        (1) $50,000,000, the following items shall have been
                  delivered to the Agent not later than five (5) Business Days prior to funding such Investment:

                              (A) A description of the Facility or other asset
                        to be acquired or of the Joint Venture in which the Investment is to be made;

                              (B) Historical financial statements of the
                        Facility or other asset to be acquired for the most recent two fiscal years available and for the latest available interim period since the most recent fiscal year-end; and

                              (C) Written confirmation, supported by detailed
                        calculations, demonstrating to the Agent pro forma compliance with each covenant contained in Article IX hereof as of the most recent fiscal quarter end for which financial statements are available and after giving effect to such Investment or acquisition;

                        (2) Fifteen percent (15%) of Total Consolidated Assets
                  as of the end of the immediately preceding fiscal year, the prior written consent of the Required Lenders shall be required as a condition to such Investment;

                  (ii) no Default or Event of Default shall have occurred and be continuing both before and after giving effect to the Investment;

                  (iii) not more than thirty percent (30%) of Total Consolidated
            Assets (determined at the time of any Investment and after giving effect to such Investment and thereafter quarterly on the basis of each Officer's Compliance Certificate) shall be invested in Joint Ventures at any time (including Investments in Joint Ventures existing on the Closing Date); and

                  (iv) each Joint Venture shall be either a Controlled
            Partnership or a Controlled Company.

            (h) Subject to the limitations of Section 10.4(g), the swap or exchange of any Facility for a comparable facility or facilities, provided the following conditions are met:

                  (i) The swap or exchange must be on commercially reasonable terms for like value, as determined by resolution of the Borrower's board of directors, taking into account, among other things, historical cash flows and other relevant financial and other factors.

                  (ii) No Default or Event of Default shall exist immediately prior to or immediately after the consummation of the swap or exchange.

                  (iii) The net cash proceeds, if any, received by the Borrower and the Consolidated Entities as a result of the swap or exchange shall be promptly applied to reduce the Obligations.

                  (iv) The swap or exchange must not expose the Borrower or any of its Consolidated Entities to any material liability (other than liabilities for Debt expressly assumed as a part of the transaction, to the extent such Debt is permitted under this Agreement), including liabilities with respect to litigation, Hazardous Materials and adverse tax consequences. The Borrower and the Consolidated Entities must receive in connection with the swap or exchange appropriate representations and warranties with respect to such liabilities, as well as appropriate evidence of good title, and must exercise due diligence with respect to all such matters.

            (i) other Investments, in an aggregate amount not to exceed $50,000,000 at any time; provided that such Investments shall be within the Line of Business of the Borrower and its Consolidated Entities and provided further that neither the Borrower nor any of its Consolidated Entities shall own (individually or in the aggregate) fifty-one percent (51%) or more of the Person in which the Investment is made.

      SECTION 10.5 Limitations on Mergers and Liquidation. Merge, consolidate or enter into any similar combination with any other Person or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution); provided that so long as immediately before and after giving effect to such merger, consolidation, other combination, liquidation or wind-up no Default or Event of Default exists, (a) any Consolidated Entity, whether now existing or hereafter created or acquired, may merge or consolidate with or into, or sell, lease, transfer or otherwise dispose of all or any portion of its business or assets to, the Borrower, so long as the entity which survives or results from any such merger or consolidation is the Borrower, (b) any Wholly-Owned Entity, whether now existing or hereafter created or acquired may merge or consolidate with or into, or sell, lease, transfer or otherwise dispose of all or any portion of its business to, any other Wholly-Owned Entity, and (c) any Wholly-Owned Entity may sell, lease, transfer or otherwise dispose of all or any portion of its business or assets to or merge or consolidate with or into any Person which is not a Wholly-Owned Entity, provided any such sale, lease, transfer, other disposition, merger or consolidation shall be treated as an Investment in a Joint Venture and shall be subject to the limitations of Section 10.4.

      SECTION 10.6 Limitations on Sale of Assets. Convey, sell, lease, assign, transfer, swap, exchange or otherwise dispose of any of its property, business or assets (including, without limitation, the sale of any receivables and leasehold interests and any sale-leaseback or similar transaction), whether now owned or hereafter acquired except:

            (a) the sale of inventory in the ordinary course of business;

            (b) the sale of obsolete assets no longer used or usable in the business of the Borrower or any of its Consolidated Entities;

            (c) the transfer of assets to the Borrower or any Consolidated Entity pursuant to Section 10.5;

            (d) the sale by the Borrower or any Consolidated Entity, on a term or revolving basis, of all or any part of its private pay receivables representing balances due from patients, including balances for deductibles, co-insurance or co-payments provided that the net cash proceeds of any disposition of such assets are immediately applied to reduce the Obligations;

            (e) the transfer of assets from a Consolidated Entity of the Borrower to the Borrower or another Consolidated Entity ; provided that, immediately after giving effect to such transfer, no Default or Event of Default would exist; and

            (f) any disposition of assets, including a disposition by means of a swap or exchange, not otherwise permitted hereunder provided (i) the gross proceeds from any single disposition shall not exceed $25,000,000 and (ii) the net cash proceeds of each disposition or exchange, if any, of such assets are promptly applied to reduce the Obligations. In addition, the Borrower and the Consolidated Entities will not sell, lease, transfer, swap, exchange or otherwise dispose of any Facility or any part thereof (or all or any part of the shares of stock of or partnership or other equity interest in the Consolidated Entity that owns such Facility) unless
      (a) the Borrower notifies the Agent of such sale, lease, transfer, swap, exchange or other disposition and advises the Agent as to the proposed terms thereof within 30 days prior to the consummation of such sale, lease, transfer, swap, exchange or other disposition and promptly notifies the Agent of any material changes in such terms, (b) no Default or Event of Default shall exist immediately prior to or after the consummation of the sale, lease, assignment, transfer, swap, exchange or other disposition, (c) any swap or exchange must (i) be on commercially reasonable terms for like value, as determined by resolution of the Borrower's board of directors, taking into account, among other things, historical cash flows and other relevant financial and other factors and (ii) not expose the Borrower or any of its Consolidated Entities to any material liability (other than liabilities for Debt expressly assumed as a part of the transaction, to the extent such Debt is permitted under this Agreement), including liabilities with respect to litigation, Hazardous Materials and adverse tax consequences, and (d) any sale, lease, transfer or other disposition (excluding swaps or exchanges) is made on commercially reasonable terms on an arms'-length basis for a purchase price at least 90% of which is payable in cash.

      SECTION 10.7 Limitations on Dividends, Distributions and Changes in Capital Structure. Declare or pay any dividends upon any of its capital stock; purchase, redeem, retire or otherwise acquire, directly or indirectly, any shares of its capital stock, or make any distribution of cash, property or assets among the holders of shares of its capital stock or other ownership interests, or make any change in its capital structure or amend any of its organizational documents if such change or amendment could reasonably be expected to have a Material Adverse Effect; provided that:

            (a) the Borrower or any Consolidated Entity may pay dividends in shares of its own capital stock in options or other rights to acquire its own capital stock or in Shareholder Securities;

            (b) any Consolidated Entity may pay cash dividends or make other distributions to the Borrower, another Consolidated Entity or to any other Person owning an equity interest in such Consolidated Entity; and the Borrower will not permit any Consolidated Entity to be or become subject to any restriction on the ability of such Consolidated Entity to pay dividends or to make partnership distributions.

            (c) the Borrower may purchase or redeem its capital stock pursuant to the terms of its Employee Stock Purchase Plan or Stock Option Plan or under the terms of the Borrower's 1989 stock offering to its employees.

      SECTION 10.8 Limitations on Exchange and Issuance of Capital Stock. Issue, sell or otherwise dispose of any class or series of capital stock that, by its terms or by the terms of any security into which it is convertible or exchangeable, is, or upon the happening of an event or passage of time would be, (a) convertible or exchangeable into Debt or (b) required to be redeemed or repurchased, including at the option of the holder, in whole or in part, or has, or upon the happening of an event or passage of time would have, a redemption or similar payment due.

      SECTION 10.9 Transactions with Affiliates. Except pursuant to the reasonable requirements of its business and upon fair and reasonable terms which are no less favorable to it than it would obtain in a comparable arm's length transaction with a Person not its Affiliate, directly or indirectly: (a) make any loan or advance to, or purchase or assume any note or other obligation to or from, any of its officers, directors, shareholders or other Affiliates, or to or from any member of the immediate family of any of its officers, directors, shareholders or other Affiliates, or subcontract any operations to any of its Affiliates, or (b) enter into, or be a party to, any transaction with any of its Affiliates.

      SECTION 10.10 Certain Accounting Changes. Change its Fiscal Year end.

      SECTION 10.11 Amendments; Payments and Prepayments of Subordinated Debt. Amend or modify (or permit the modification or amendment of) any of the terms or provisions of any Subordinated Debt, or cancel or forgive, make any voluntary or optional payment or prepayment on, or redeem or acquire for value (including without limitation by way of depositing with any trustee with respect thereto money or securities before due for the purpose of paying when due) any Subordinated Debt; provided that nothing herein shall be deemed to prevent the Borrower from taking action, to the extent that such action would not otherwise cause a Default or Event of Default hereunder, (a) to redeem or to solicit the tender of the 1992 Senior Subordinated Notes and, in connection therewith, to amend the terms of the 1992 Indenture on terms no less favorable to the Borrower than as presently set forth in the 1992 Indenture or (b) to redeem or solicit the tender of the 1995 Senior Subordinated Notes; provided that the Borrower shall, contemporaneously with such redemption or tender, replace such 1995 Senior Subordinated Notes with other Subordinated Debt on terms no less favorable to the Borrower than those set forth in the 1995 Indenture.

      SECTION 10.12 Restrictive Agreements. Enter into any Debt which contains any negative pledge on assets or any covenants more restrictive than the provisions of Articles VIII, IX and X hereof, or which restricts, limits or otherwise encumbers its ability to incur Liens on or with respect to any of its assets or properties other than the assets or properties securing such Debt.

      SECTION 10.13 Amendments and Prepayments of Other Debt. Except as provided in Section 10.11, amend or modify (or permit the modification or amendment of) any of the terms or provisions of any Debt (other than Debt arising hereunder), or make any voluntary or optional payment or prepayment of any Debt (other than Debt arising hereunder) to the extent that such amendment, modification, payment or prepayment would cause a Default or Event of Default hereunder.

      SECTION 10.14 Continuation of Current Business. Change its primary business ("Line of Business") of managing hospitals under contract, providing consulting and support services to hospitals, owning and operating acute care hospitals and related or supporting facilities and businesses and nursing homes and providing in-patient and out-patient services, including, without limitation, services provided through home health agencies, surgery centers, diagnostic centers and physicians offices.



                                   ARTICLE XI

                              DEFAULT AND REMEDIES

      SECTION 11.1 Events of Default. Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any Governmental Authority or otherwise:

            (a) Default in Payment of Loans, Fees and Reimbursement Obligations. The Borrower shall default in any payment, when and as due (whether at maturity, by reason of acceleration or otherwise), of (i) principal of or interest on any Loan, Revolving Credit Note, Competitive Bid Note or Reimbursement Obligation or
      (ii) any fees due hereunder.

            (b) Misrepresentation. Any representation or warranty made or deemed to be made by the Borrower or any of its Consolidated Entities under this Agreement, any Loan Document or any amendment hereto or thereto, shall at any time prove to have been incorrect or misleading in any material respect when made or deemed made.

            (c) Default in Performance of Certain Covenants. The Borrower shall default in the performance or observance of any covenant or agreement contained in Articles IX or X of this Agreement.

            (d) Default in Performance of Other Covenants and Conditions. The Borrower or any of its Consolidated Entities shall default in the performance or observance of any term, covenant, condition or agreement contained in this Agreement (other than as specifically provided for otherwise in this Section 11.1) or any other Loan Document and such default shall continue for a period of thirty (30) days after written notice thereof has been given to the Borrower by the Agent.

            (e) Debt Cross-Default. The Borrower or any of its Consolidated Entities shall (i) default in the payment of any Debt (other than the Notes or any Reimbursement Obligation) the aggregate outstanding amount of which Debt is in excess of $5,000,000 beyond the period of grace if any, provided in the instrument or agreement under which such Debt was created, or (ii) default in the observance or performance of any other agreement or condition relating to any Debt (other than the Notes or any Reimbursement Obligation) the aggregate outstanding amount of which Debt is in excess of $10,000,000 individually or $25,000,000 in the aggregate or contained in any instrument or agreement evidencing, securing or relating thereto or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Debt (or a trustee or agent on behalf of such holder or holders) to cause, with the giving of notice if required, any such Debt to become due prior to its stated maturity (any applicable grace period having expired).

            (f) Other Cross-Defaults. The Borrower or any of its Consolidated Entities shall default in the payment when due, or in the performance or observance, of any obligation or condition of any Material Contract unless, but only as long as, the existence of any such default is being contested by the Borrower or such Consolidated Entity in good faith by appropriate proceedings and adequate reserves in respect thereof have been established on the books of the Borrower or such Consolidated Entity to the extent required by GAAP.

            (g) Change in Control. Either (i) any Person or any Persons acting together that would constitute a "group" (a "Group") for purposes of
      Section 13(d) of the Securities Exchange Act of 1934, or any successor provision thereto, together with any Affiliates or Related Persons thereof, other than any trust for the employee stock ownership plans of the Borrower or any of the Consolidated Entities, shall beneficially own (as defined in Rule 13d-3 of the Securities Exchange Act of 1934 or any successor provision thereto) at least 50% of the aggregate voting power of all classes of stock of the Borrower; or (ii) any Person or Group, together with any Affiliates or Related Persons thereof, shall succeed in having its or their nominees elected to the Board of Directors of the Borrower such that such nominees, when added to any existing director remaining on the Board of Directors of the Borrower after such election who is an Affiliate or Related Person of such Person or Group, shall constitute a majority of the Board of Directors of the Borrower. (As used herein, the term "Related Person" of any Person means any other Person owning (a) five percent (5%) or more of the outstanding common stock of such Person or (b) five percent (5%) or more of the voting stock of such Person.)

            (h) Voluntary Bankruptcy Proceeding. The Borrower or any Consolidated Entity shall (i) commence a voluntary case under the federal bankruptcy laws (as now or hereafter in effect), (ii) file a petition seeking to take advantage of any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or composition for adjustment of debts, (iii) consent to or fail to contest in a timely and appropriate manner any petition filed against it in an involuntary case under such bankruptcy laws or other laws, (iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of a substantial part of its property, domestic or foreign,
      (v) admit in writing its inability to pay its debts as they become due,
      (vi) make a general assignment for the benefit of creditors, or (vii) take any corporate action for the purpose of authorizing any of the foregoing.

            (i) Involuntary Bankruptcy Proceeding. A case or other proceeding shall be commenced against the Borrower or any Consolidated Entity in any court of competent jurisdiction seeking (i) relief under the federal bankruptcy laws (as now or hereafter in effect) or under any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or adjustment of debts, or (ii) the appointment of a trustee, receiver, custodian, liquidator or the like for the Borrower or any Consolidated Entity or for all or any substantial part of their respective assets, domestic or foreign, and such case or proceeding shall continue undismissed or unstayed for a period of sixty (60) consecutive days, or an order granting the relief requested in such case or proceeding (including, but not limited to, an order for relief under such federal bankruptcy laws) shall be entered.

            (j) Failure of Agreements. Any provision of this Agreement or of any other Loan Document shall for any reason cease to be valid and binding on the Borrower or Consolidated Entity party thereto or any such Person shall so state in writing, or this Agreement or any other Loan Document shall for any reason cease to create a valid and perfected first priority Lien on, or security interest in, any of the collateral purported to be covered thereby, in each case other than in accordance with the express terms hereof or thereof.

            (k) Termination Event. The occurrence of any of the following events: (i) the Borrower or any ERISA Affiliate fails to make full payment when due of all amounts which, under the provisions of any Pension Plan or
      Section 412 of the Code, the Borrower or any ERISA Affiliate is required to pay as contributions thereto, (ii) an accumulated funding deficiency in excess of $500,000 occurs or exists, whether or not waived, with respect to any Pension Plan, (iii) a Termination Event or (iv) the Borrower or any ERISA Affiliate as employers under one or more Multiemployer Plan makes a complete or partial withdrawal from any such Multiemployer Plan and the plan sponsor of such Multiemployer Plans notifies such withdrawing employer that such employer has incurred a withdrawal liability requiring payments in an amount exceeding $10,000,000.

            (l) Judgment. A judgment or order for the payment of money not covered by valid and collectible insurance which causes the aggregate amount of all such judgments to exceed $500,000 in any Fiscal Year shall be entered against the Borrower or any of its Consolidated Entities by any court and such judgment or order shall continue undischarged, unstayed or not be removed to bond for a period of more than thirty (30) days.

            (m) Execution or Attachment. Any writ of execution, attachment or garnishment for an amount in excess of $500,000 shall be assessed against the assets of the Borrower or any Consolidated Entity and such writ of execution, attachment or garnishment shall not be dismissed, discharged or quashed within thirty (30) days of issuance.

      SECTION 11.2 Remedies. Upon the occurrence of an Event of Default, with the consent of the Required Lenders, the Agent may, or upon the request of the Required Lenders, the Agent shall, by notice to the Borrower:

            (a) Acceleration; Termination of Facilities. Declare the principal of and interest on the Loans, the Notes and the Reimbursement Obligations at the time outstanding, and all other amounts owed to the Lenders and to the Agent under this Agreement or any of the other Loan Documents (including, without limitation, all L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) and all other Obligations, to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything in this

      Agreement or the other Loan Documents to the contrary notwithstanding, and terminate the Credit Facility and any right of the Borrower to request borrowings or Letters of Credit thereunder; provided, that upon the occurrence of an Event of Default specified in Section 11.1(h) or (i) the Credit Facility shall be automatically terminated and all Obligations shall automatically become due and payable.

            (b) Letters of Credit. With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to the preceding paragraph, require the Borrower at such time to deposit in a cash collateral account opened by the Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such cash collateral account shall be applied by the Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay the other Obligations. After all such Letters of Credit shall have expired or been fully drawn upon, the Reimbursement Obligation shall have been satisfied and all other Obligations shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower.

            (c) Rights of Collection. Exercise on behalf of the Lenders all of its other rights and remedies under this Agreement, the other Loan Documents and Applicable Law, in order to satisfy all of the Borrower's Obligations.

      SECTION 11.3 Rights and Remedies Cumulative; Non-Waiver; etc. The enumeration of the rights and remedies of the Agent and the Lenders set forth in this Agreement is not intended to be exhaustive and the exercise by the Agent and the Lenders of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder or under the Loan Documents or that may now or hereafter exist in law or in equity or by suit or otherwise. No delay or failure to take action on the part of the Agent or any Lender in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any Event of Default. No course of dealing between the Borrower, the Agent and the Lenders or their respective agents or employees shall be effective to change, modify or discharge any provision of this Agreement or any of the other Loan Documents or to constitute a waiver of any Event of Default.

                                   ARTICLE XII

                                    THE AGENT

      SECTION 12.1 Appointment. Each of the Lenders hereby irrevocably designates and appoints First Union as Agent of such Lender under this Agreement and the other Loan Documents and each such Lender irrevocably authorizes First Union as Agent for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement and such other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement or such other Loan Documents, the Agent shall not have any duties or responsibilities, except those expressly set forth herein and therein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or the other Loan Documents or otherwise exist against the Agent.

      SECTION 12.2 Delegation of Duties. The Agent may execute any of its respective duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by the Agent with reasonable care.

      SECTION 12.3 Exculpatory Provisions. Neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact, Subsidiaries or Affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or the other Loan Documents (except for actions occasioned solely by its or such Person's own gross negligence or willful misconduct), or (b) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower or any of its Subsidiaries or any officer thereof contained in this Agreement or the other Loan Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or the other Loan Documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or the other Loan Documents or for any failure of the Borrower or any of its Subsidiaries to perform its obligations hereunder or thereunder. The Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, or to inspect the properties, books or records of the Borrower or any of its Subsidiaries.

      SECTION 12.4 Reliance by the Agent. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Agent. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless such Note shall have been transferred in accordance with Section 13.10 hereof. The Agent shall be fully justified in failing or refusing to take any action under this Agreement and the other Loan Documents unless it shall first receive such advice or concurrence of the Required Lenders (or, when expressly required hereby or by the relevant other Loan Document, all the Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action except for its own gross negligence or willful misconduct. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the Notes in accordance with a request of the Required Lenders (or, when expressly required hereby, all the Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Notes.

      SECTION 12.5 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless it has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, it shall promptly give notice thereof to the Lenders. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

      SECTION 12.6 Non-Reliance on the Agent and Other Lenders. Each Lender expressly acknowledges that neither the Agent nor any of its respective officers, directors, employees, agents, attorneys-in-fact, Subsidiaries or Affiliates has made any representations or warranties to it and that no act by the Agent hereinafter taken, including any review of the affairs of the Borrower or any of its Subsidiaries, shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and its Subsidiaries and made its own decision to make its Loans and issue or participate in Letter of Credit hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower and its Subsidiaries. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent hereunder or by the other Loan Documents, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Borrower or any of its Subsidiaries which may come into the possession of the Agent or any of its respective officers, directors, employees, agents, attorneys-in-fact, Subsidiaries or Affiliates.

      SECTION 12.7 Indemnification. The Lenders agree to indemnify the Agent in its capacity as such and (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to the respective amounts of their Commitment Percentages, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Notes or any Reimbursement Obligation) be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement or the other Loan Documents, or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Agent's bad faith, gross negligence or willful misconduct. To the extent indemnity payments made by the Lenders pursuant to this Section 12.7 are subsequently recovered by the Agent, it promptly shall refund such previously paid indemnity amounts to the appropriate Lenders. The agreements in this Section 12.7 shall survive the payment of the Notes, any Reimbursement Obligation and all other amounts payable hereunder and the termination of this Agreement.

      SECTION 12.8 The Agent in Its Individual Capacity. The Agent and its respective Subsidiaries and Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower as though the Agent were not an Agent hereunder. With respect to any Loans made or renewed by it and any Note issued to it and with respect to any Letter of Credit issued by it or participated in by it, the Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms "Lender" and "Lenders" shall include the Agent in its individual capacity.

      SECTION 12.9 Resignation of the Agent; Successor Agent. Subject to the appointment and acceptance of a successor as provided below, the Agent may resign at any time by giving notice thereof to the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Agent, which successor shall have minimum capital and surplus of at least $500,000,000. If no successor Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the Agent's giving of notice of resignation, then the Agent may, on behalf of the Lenders, appoint a successor Agent, which successor shall have minimum capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder, except for liabilities incurred prior thereto. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 12.9 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.



                                  ARTICLE XIII

                                  MISCELLANEOUS

      SECTION 13.1  Notices.

      (a) Method of Communication. Except as otherwise provided in this Agreement, all notices and communications hereunder shall be in writing, or by telephone subsequently confirmed in writing. Any notice shall be effective if delivered by hand delivery or sent via telecopy, recognized overnight courier service or certified mail, return receipt requested, and shall be presumed to be received by a party hereto (i) on the date of delivery if delivered by hand or sent by telecopy, (ii) on the next Business Day if sent by recognized overnight courier service and (iii) on the third Business Day following the date sent by certified mail, return receipt requested. A telephonic notice to the Agent as understood by the Agent will be deemed to be the controlling and proper notice in the event of a discrepancy with or failure to receive a confirming written notice.

      (b) Addresses for Notices. Notices to any party shall be sent to it at the following addresses, or any other address as to which all the other parties are notified in writing.


      If to the Borrower: Quorum Health Group, Inc.
                          103 Continental Place
                          Brentwood, Tennessee 37027
                          Attention:  Steve B. Hewett
                          Telephone No.: (615) 371-4760
                          Telecopy No.:  (615) 371-4554

      With copies to:     Quorum Health Group, Inc.
                          103 Continental Place
                          Brentwood, Tennessee 37027
                          Attention:  General Counsel
                          Telephone No.: (615) 371-4868
                          Telecopy No.:  (615) 371-4788


      If to First Union,      First Union Capital Markets
       As Issuing Lender:     Specialized Industries Division
                              One First Union Center, DC-5
                              301 South College Street
                              Charlotte, North Carolina  28288-0735
                              Attention:  Healthcare Finance Group
                              Telephone No.: (704) 374-7121
                              Telecopy No.: (704) 383-9144


      If to any Lender: To the Address set forth on Schedule 1.1(b) hereto.


      If to First Union,      First Union National Bank of
         As Agent:            North Carolina
                              One First Union Center, TW-10
                              301 South College Street
                              Charlotte, North Carolina 28288-0608
                              Attention:  Syndication Agency Services

                              Telephone No.: (704) 383-0281
                              Telecopy No.: (704) 383-0288

      With copies to:         Kennedy Covington Lobdell & Hickman, L.L.P.
                              100 North Tryon Street, 42nd Floor
                              Charlotte, North Carolina 28202
                              Attention:  J. Donnell, Lassiter, Esq.
                              Telephone No.:  704-331-7444
                              Telecopy No.:   704-331-7598

      (c) Agent's Office. The Agent hereby designates its office located at the address set forth above, or any subsequent office which shall have been specified for such purpose by written notice to the Borrower and Lenders, as the Agent's Office referred to herein, to which payments due are to be made and at which Loans will be disbursed and Letters of Credit issued.

      (d) Issuing Lender's Office. The Issuing Lender hereby designates its office located at the address set forth above, or any subsequent office which shall have been specified for such purpose by written notice to the Borrower and Lenders, as the Issuing Lender's Office referred to herein, at which Letters of Credit will be issued.

      SECTION 13.2 Expenses; Indemnity. The Borrower will (a) pay all out-of-pocket expenses of the Agent in connection with: (i) the preparation, execution and delivery of this Agreement and each other Loan Document, whenever the same shall be executed and delivered, including without limitation all out-of-pocket syndication and due diligence expenses and reasonable fees and disbursements of counsel for the Agent, (ii) the preparation, execution and delivery of any waiver, amendment or consent by the Agent or the Lenders relating to this Agreement or any other Loan Document, including without limitation reasonable fees and disbursements of counsel for the Agent and (iii) the administration and enforcement of any rights and remedies of the Agent and Lenders under the Credit Facility, including consulting with appraisers, accountants, engineers, attorneys and other Persons concerning the nature, scope or value of any right or remedy of the Agent or any Lender hereunder or under any other Loan Document or any factual matters in connection therewith, which expenses shall include without limitation the reasonable fees and disbursements of such Persons, and (b) defend, indemnify and hold harmless the Agent and the Lenders, and their respective parents, Subsidiaries, Affiliates, employees, agents, officers and directors, from and against any losses, penalties, fines, liabilities, settlements, damages, costs and expenses, suffered by any such Person in connection with any claim, investigation, litigation or other proceeding (whether or not the Agent or any Lender is a party thereto) and the prosecution and defense thereof, arising out of or in any way connected with the Agreement, any other Loan Document or the Loans, including without limitation reasonable attorney's and consultant's fees, except to the extent that any of the foregoing directly result from the gross negligence or willful misconduct of the party seeking indemnification therefor.

      SECTION 13.3 Set-off. In addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, upon and after the occurrence of any Event of Default and during the continuance thereof, the Lenders and any assignee or participant of a Lender in accordance with
Section 13.10 are hereby authorized by the Borrower at any time or from time to time, without notice to the Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, time or demand, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by the Lenders, or any such assignee or participant to or for the credit or the account of the Borrower against and on account of the Obligations irrespective of whether or not (a) the Lenders shall have made any demand under this Agreement or any of the other Loan Documents or (b) the Agent shall have declared any or all of the Obligations to be due and payable as permitted by Section 11.2 and although such Obligations shall be contingent or unmatured.

      SECTION 13.4 Governing Law. This Agreement, the Notes and the other Loan Documents, unless otherwise expressly set forth therein, shall be governed by, construed and enforced in accordance with the laws of the State of North Carolina, without reference to the conflicts or choice of law principles thereof.

      SECTION 13.5 Consent to Jurisdiction. The Borrower hereby irrevocably consents to the personal jurisdiction of the state and federal courts located in Mecklenburg County, North Carolina, in any action, claim or other proceeding arising out of any dispute in connection with this Agreement, the Notes and the other Loan Documents, any rights or obligations hereunder or thereunder, or the performance of such rights and obligations. The Borrower hereby irrevocably consents to the service of a summons and complaint and other process in any action, claim or proceeding brought by the Agent or any Lender in connection with this Agreement, the Notes or the other Loan Documents, any rights or obligations hereunder or thereunder, or the performance of such rights and obligations, on behalf of itself or its property, in the manner specified in
Section 13.1. Nothing in this Section 13.5 shall affect the right of the Agent or any Lender to serve legal process in any other manner permitted by Applicable Law or affect the right of the Agent or any Lender to bring any action or proceeding against the Borrower or its properties in the courts of any other jurisdictions.

      SECTION 13.6      Binding Arbitration; Waiver of Jury Trial.

      (a) Binding Arbitration. Upon demand of any party, whether made before or after institution of any judicial proceeding, any dispute, claim or controversy arising out of, connected with or relating to the Notes or any other Loan Documents ("Disputes"), between or among parties to the Notes or any other Loan Document shall be resolved by binding arbitration as provided herein. Institution of a judicial proceeding by a party does not waive the right of that party to demand arbitration hereunder. Disputes may include, without limitation, tort claims, counterclaims, claims brought as class actions, claims arising from Loan Documents executed in the future, or claims concerning any aspect of the past, present or future relationships arising out of or connected with the Loan Documents. Arbitration shall be conducted under and governed by the Commercial Financial Disputes Arbitration Rules (the "Arbitration Rules") of the American Arbitration Association and Title 9 of the U.S. Code. All arbitration hearings shall be conducted in Charlotte, North Carolina. The expedited procedures set forth in Rule 51, et seq. of the Arbitration Rules shall be applicable to claims of less than $1,000,000. All applicable statutes of limitation shall apply to any Dispute. A judgment upon the award may be entered in any court having jurisdiction. The panel from which all arbitrators are selected shall be comprised of licensed attorneys. The single arbitrator selected for expedited procedure shall be a retired judge from the highest court of general jurisdiction, state or federal, of the state where the hearing will be conducted. Notwithstanding the foregoing, this paragraph shall not apply to any Hedging Agreement that is a Loan Document.

      (b) Jury Trial. TO THE EXTENT PERMITTED BY LAW, THE AGENT, EACH LENDER AND THE BORROWER HEREBY IRREVOCABLY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL WITH RESPECT TO ANY ACTION, CLAIM OR OTHER PROCEEDING ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, THE NOTES OR THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER, OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS.

      (c) Preservation of Certain Remedies. Notwithstanding the preceding binding arbitration provisions, the parties hereto and the other Loan Documents preserve, without diminution, certain remedies that such Persons may employ or exercise freely, either alone, in conjunction with or during a Dispute. Each such Person shall have and hereby reserves the right to proceed in any court of proper jurisdiction or by self help to exercise or prosecute the following remedies: (i) all rights to foreclose against any real or personal property or other security by exercising a power of sale granted in the Loan Documents or under applicable law or by judicial foreclosure and sale, (ii) all rights of self help including peaceful occupation of property and collection of rents, set off, and peaceful possession of property, (iii) obtaining provisional or ancillary remedies including injunctive relief, sequestration, garnishment, attachment, appointment of receiver and in filing an involuntary bankruptcy proceeding, and (iv) when applicable, a judgment by confession of judgment. Preservation of these remedies does not limit the power of an arbitrator to grant similar remedies that may be requested by a party in a Dispute.

      SECTION 13.7 Reversal of Payments. To the extent the Borrower makes a payment or payments to the Agent for the ratable benefit of the Lenders or the Agent receives any payment or proceeds of the collateral which payments or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds repaid, the Obligations or part thereof intended to be satisfied shall be revived and continued in full force and effect as if such payment or proceeds had not been received by the Agent.

      SECTION 13.8 Injunctive Relief; Punitive Damages.

      (a) The Borrower recognizes that, in the event the Borrower fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy of law may prove to be inadequate relief to the Lenders. Therefore, the Borrower agrees that the Lenders, at the Lenders' option, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

      (b) The Agent, Lenders and Borrower (on behalf of itself and its Subsidiaries) hereby agree that no such Person shall have a remedy of punitive or exemplary damages against any other party to a Loan Document and each such Person hereby waives any right or claim to punitive or exemplary damages that they may now have or may arise in the future in connection with any Dispute, whether such Dispute is resolved through arbitration or judicially.

      (c) The parties agree that they shall not have a remedy of punitive or exemplary damages against any other party in any Dispute and hereby waive any right or claim to punitive or exemplary damages they have now or which may arise in the future in connection with any Dispute whether the Dispute is resolved by arbitration or judicially.

      SECTION 13.9 Accounting Matters. All financial and accounting calculations, measurements and computations made for any purpose relating to this Agreement, including, without limitation, all computations utilized by the Borrower or any Subsidiary thereof to determine compliance with any covenant contained herein, shall, except as otherwise expressly contemplated hereby or unless there is an express written direction by the Agent to the contrary agreed to by the Borrower, be performed in accordance with GAAP as in effect from time to time. In the event that changes in GAAP shall be mandated by the Financial Accounting Standards Board, or any similar accounting body of comparable standing, or shall be recommended by the Borrower's certified public accountants, to the extent that such changes would modify such accounting terms or the interpretation or computation thereof, such changes shall be followed in defining such accounting terms only from and after the date the Borrower and the Lenders shall have amended this Agreement to the extent necessary to reflect any such changes in the financial covenants and other terms and conditions of this Agreement.

      SECTION 13.10     Successors and Assigns; Participations.

      (a) Benefit of Agreement. This Agreement shall be binding upon and inure to the benefit of the Borrower, the Agent and the Lenders, all future holders of the Notes, and their respective successors and as signs, except that the Borrower shall not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.
      (b) Assignment by Lenders. Each Lender may, with the consent of the Agent and, provided no Event of Default shall have occurred and be continuing, the consent of the Borrower, which consent shall not be unreasonably withheld, assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement (including, without limitation, all or a portion of the Extensions of Credit at the time owing to it and the Notes held by it); provided that:

            (i) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Lender's rights and obligations under this Agreement;

            (ii) if less than all of the assigning Lender's Commitment is to be assigned, the Commitment so assigned shall not be less than $10,000,000;

            (iii) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register, an Assignment and Acceptance in the form of Exhibit F attached hereto (an "Assignment and Acceptance"), together with any Note or Notes subject to such assignment;

            (iv) such assignment shall not, without the consent of the Borrower, require the Borrower to file a registration statement with the Securities and Exchange Commission or apply to or qualify the Loans or the Notes under the blue sky laws of any state; and

            (v) the assigning Lender shall pay to the Agent an assignment fee of $3,000 upon the execution by such Lender of the Assignment and Acceptance; provided that no such fee shall be payable upon any assignment by a Lender to an Affiliate thereof.

Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, (A) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereby and (B) the Lender thereunder shall, to the extent provided in such assignment, be released from its obligations under this Agreement.

      (c) Rights and Duties Upon Assignment. By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as set forth in such Assignment and Acceptance.

      (d) Register. The Agent shall maintain a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders and the amount of the Extensions of Credit with respect to each Lender from time to time (the "Register"). The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Agent and the Lenders may treat each person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or Lender at any reasonable time and from time to time upon reasonable prior notice.

      (e) Issuance of New Notes. Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Eligible Assignee together with any Note or Notes subject to such assignment and the written consent to such assignment, the Agent shall, if such Assignment and Acceptance has been completed and is substantially in the form of Exhibit F:

            (i) accept such Assignment and Acceptance;

            (ii) record the information contained therein in the Register;

            (iii) give prompt notice thereof to the Lenders and the Borrower;
      and

            (iv) promptly deliver a copy of such Assignment and Acceptance to the Borrower.

Within five (5) Business Days after receipt of notice, the Borrower shall execute and deliver to the Agent, in exchange for the surrendered Note or Notes, a new Note or Notes to the order of such Eligible Assignee in amounts equal to the Commitment assumed by it pursuant to such Assignment and Acceptance and a new Note or Notes to the order of the assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of the assigned Notes delivered to the assigning Lender. Each surrendered Note or Notes shall be canceled and returned to the Borrower.

      (f) Participations. Each Lender may sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Extensions of Credit and the Notes held by it); provided that:

            (i) each such participation shall be in an amount not less than $5,000,000;

            (ii) such Lender's obligations under this Agreement (including, without limitation, its Commitment) shall remain unchanged;

            (iii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations;

            (iv) such Lender shall remain the holder of the Notes held by it for all purposes of this Agreement;

            (v) the Borrower, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement;

            (vi) such Lender shall not permit such participant the right to approve any waivers, amendments or other modifications to this Agreement or any other Loan Document other than waivers, amendments or modifications which would reduce the principal of or the interest rate on any Loan or Reimbursement Obligation, extend the term or increase the amount of the Commitment, reduce the amount of any fees to which such participant is entitled, extend any scheduled payment date for principal of any Loan or, except as expressly contemplated hereby or thereby, release substantially all of the Collateral; and

            (vii) any such disposition shall not, without the consent of the Borrower, require the Borrower to file a registration statement with the Securities and Exchange Commission to apply to qualify the Loans or the Notes under the blue sky law of any state.

      (g) Disclosure of Information; Confidentiality. The Agent and the Lenders shall hold all non-public information with respect to the Borrower obtained pursuant to the Loan Documents in accordance with their customary procedures for handling confidential information. Any Lender may, in connection with any assignment, proposed assignment, participation or proposed participation pursuant to this Section 13.10, disclose to the assignee, participant, proposed assignee or proposed participant, any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided, that prior to any such disclosure, each such assignee, proposed assignee, participant or proposed participant shall agree with the Borrower or such Lender to preserve the confidentiality of any confidential information relating to the Borrower received from such Lender.

      (h) Certain Pledges or Assignments. Nothing herein shall prohibit any Lender from pledging or assigning any Note to any Federal Reserve Bank in accordance with Applicable Law.

      SECTION 13.11 Amendments, Waivers and Consents. Except as set forth below, any term, covenant, agreement or condition of this Agreement or any of the other Loan Documents may be amended or waived by the Lenders, and any consent given by the Lenders, if, but only if, such amendment, waiver or consent is in writing signed by the Required Lenders (or by the Agent with the consent of the Required Lenders) and delivered to the Agent and, in the case of an amendment, signed by the Borrower; provided, that no amendment, waiver or consent shall (a) increase the amount or extend the time of the obligation of the Lenders to make Loans or issue or participate in Letters of Credit (including without limitation pursuant to Section 2.8) or decrease or forgive the principal of any Loan or Reimbursement Obligation, (b) extend the originally scheduled time or times of payment of the principal of any Loan or Reimbursement Obligation or the time or times of payment of interest on any Loan or Reimbursement Obligation, (c) reduce the rate of interest or fees payable on any Loan or Reimbursement Obligation,
(d) permit any subordination of the principal or interest on any Loan or Reimbursement Obligation, or (e) amend the provisions of this Section 13.11 or the definition of Required Lenders, without the prior written consent of each Lender. In addition, no amendment, waiver or consent to the provisions of (a)
Article XII shall be made without the written consent of the Agent and (b)
Article III without the written consent of the Issuing Lender.

      SECTION 13.12 Performance of Duties. The Borrower's obligations under this Agreement and each of the Loan Documents shall be performed by the Borrower at its sole cost and expense.

      SECTION 13.13 All Powers Coupled with Interest. All powers of attorney and other authorizations granted to the Lenders, the Agent and any Persons designated by the Agent or any Lender pursuant to any provisions of this Agreement or any of the other Loan Documents shall be deemed coupled with an interest and shall be irrevocable so long as any of the Obligations remain unpaid or unsatisfied or the Credit Facility has not been terminated.

      SECTION 13.14 Survival of Indemnities. Notwithstanding any termination of this Agreement, the indemnities to which the Agent and the Lenders are entitled under the provisions of this Article XIII and any other provision of this Agreement and the Loan Documents shall continue in full force and effect and shall protect the Agent and the Lenders against events arising after such termination as well as before.

      SECTION 13.15 Titles and Captions. Titles and captions of Articles, Sections and subsections in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.

      SECTION 13.16 Severability of Provisions. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

      SECTION 13.17 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of which taken together shall constitute one and the same agreement.

      SECTION 13.18 Term of Agreement. This Agreement shall remain in effect from the Closing Date through and including the date upon which all Obligations shall have been indefeasibly and irrevocably paid and satisfied in full. No termination of this Agreement shall affect the rights and obligations of the parties hereto arising prior to such termination.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers, all as of the day and year first written above.

[CORPORATE SEAL]                        QUORUM HEALTH GROUP, INC.



                                        By:  ___________________________________
                                             Name: _____________________________
                                             Title: ____________________________



                                        FIRST UNION NATIONAL BANK OF NORTH
                                        CAROLINA, as Agent and Lender



                                        By:  ___________________________________
                                             Name: _____________________________
                                             Title: ____________________________

                       SCHEDULE 1: LENDERS AND COMMITMENTS

                                                            COMMITMENT
                                                         AND COMMITMENT
LENDER                                                      PERCENTAGE
------                                                      ----------
First Union National Bank                                         $__________
 of North Carolina                                                ____%
One First Union Center, TW-10
301 South College Street
Charlotte, North Carolina 28288-0608
Attention:  Syndication Agency Services
Telephone No.:  (704) 383-0281
Telecopy No.:  (704) 382-0288